Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Gleacher & Company, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Gleacher & Company, Inc.
1290 Avenue of the Americas
New York, NY 10104

April 25, 2011

Dear Stockholder:

        You are cordially invited to attend the 2011 annual meeting of stockholders (the "Annual Meeting") of Gleacher & Company, Inc. (the "Company") to be held at 9:00 a.m., local time, on May 19, 2011 at our principal offices located at 1290 Avenue of the Americas, New York, NY 10104. Enclosed are the proxy materials for the Annual Meeting. Please read those materials carefully.

        At the Annual Meeting, you will be asked to: (1) elect nine (9) individuals to the Board of Directors for a term of one year; (2) approve, on an advisory basis, the compensation of our named executive officers as described herein; (3) approve, on an advisory basis, the frequency of holding future advisory votes on executive compensation; and (4) ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011.

        All holders of record of our outstanding shares of common stock at the close of business on April 7, 2011 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote will be available for examination at the Annual Meeting.

        Your participation in the Annual Meeting, in person or by proxy, is important. Whether or not you plan to attend the Annual Meeting in person, we urge you to complete, sign, date and return the enclosed proxy card promptly in the accompanying postage-paid envelope. In addition to using the traditional proxy card, all stockholders also have the choice of voting over the internet or by telephone.

        We look forward to seeing those of you who will be able to attend the Annual Meeting.

Sincerely yours,

Eric J. Gleacher Chairman of the Board

Gleacher & Company, Inc.
1290 Avenue of the Americas
New York, NY 10104

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 19, 2011

        NOTICE IS HEREBY GIVEN that the 2011 annual meeting of the stockholders (the "Annual Meeting") of Gleacher & Company, Inc. (the "Company") will be held at the offices of the Company, 1290 Avenue of the Americas, New York, NY 10104, at 9:00 a.m., local time, on May 19, 2011, for the following purposes:

          (1)   to elect nine (9) individuals to the Board of Directors for a term of one year;

          (2)   to approve, on an advisory basis, the compensation of our named executive officers as described herein;

          (3)   to approve, on an advisory basis, the frequency of holding future advisory votes on executive compensation;

          (4)   to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011; and

          (5)   to consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

        We ask that you give these matters your careful attention.

        The Gleacher & Company, Inc. Board of Directors unanimously recommends that the stockholders vote (1) "FOR" the election of the nine (9) individuals named as nominees under the heading "Election of Directors"; (2) "FOR" the approval, on an advisory basis, of the compensation of our named executive officers as described herein; (3) for the frequency of "ONE YEAR" in respect of an advisory vote on the frequency of holding future advisory votes on executive compensation; and (4) "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011.

        Your participation in the Annual Meeting, in person or by proxy, is important. Directors are elected by a plurality vote of the shares cast at the Annual Meeting, meaning that the nine (9) director nominees receiving the most votes will be elected. Since there are only nine (9) director nominees, these nominees are assured election. For Proposal No. 2 to be approved, it must receive "FOR" votes constituting a majority of the votes cast at the Annual Meeting with respect to shares entitled to vote thereon. For Proposal No. 3, the frequency receiving the highest number of votes cast by the stockholders will be approved as the frequency for holding an advisory vote on executive compensation, even if that frequency does not receive a majority of the votes cast. For Proposal No. 4 to be approved, it must receive "FOR" votes constituting a majority of the votes cast at the Annual Meeting with respect to shares entitled to vote thereon. Proposal Nos. 2, 3 and 4 are submitted to our stockholders on an advisory basis only. The outcome of voting on these proposals will be considered by our Board of Directors but will not be binding on the Company.

        Holders of common stock of record as of the close of business on April 7, 2011 are entitled to receive notice of and vote at the Annual Meeting. A list of such stockholders may be examined at the Annual Meeting.

        Important Notice Regarding the Availability of Proxy Materials: The Proxy Statement and the Proxy Card relating to the Annual Meeting and the Company's 2011 Annual Report, and any

amendments to the foregoing materials that are required to be furnished to stockholders, are available for you to review online at www.gleacher.com under the heading "Investor Relations — Proxy."

        If you hold your shares through a broker or other nominee (that is, in "street name"), you cannot vote your shares directly but must instead instruct your broker or other nominee to vote your shares. If you do not give your broker or other nominee voting instructions, your shares will be voted only if your broker or other nominee is allowed to exercise voting discretion with respect to your shares. Under New York Stock Exchange rules, your broker or other nominee is permitted to exercise voting discretion only with respect to "routine" matters. The only "routine" matter to be acted upon at our Annual Meeting is Proposal No. 4, the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker or other nominee, your shares will not be counted in determining the outcome of the election of directors, the advisory vote on executive compensation and the advisory vote on the frequency of holding future advisory votes on executive compensation. We encourage you to provide voting instructions to your brokers or other nominees if you hold your shares in street name so that your voice is heard in these important matters.

        We hope that you are planning to attend the Annual Meeting personally, and we look forward to seeing you there. Whether or not you are able to attend in person, it is important that your shares be represented at the Annual Meeting. For that reason we ask that you promptly sign, date, and mail the enclosed proxy card in the return envelope provided. In addition to using the traditional proxy card, all stockholders also have the choice of voting over the internet or by telephone. Please refer to your proxy materials or the information forwarded by your bank, broker or other holder of record for detailed information. Stockholders of record who attend the Annual Meeting may withdraw their proxies and vote in person.

By Order of the Board of Directors,
Patricia A. Arciero-Craig Secretary

New York, New York
April 25, 2011

Gleacher & Company, Inc.
1290 Avenue of the Americas
New York, NY 10104

ANNUAL MEETING OF STOCKHOLDERS

Annual Meeting of Stockholders
May 19, 2011

        This Proxy Statement is being furnished to the stockholders of Gleacher & Company, Inc. (the "Company") in connection with the solicitation by the board of directors (the "Board" or "Board of Directors") of proxies for use at the 2011 annual meeting of stockholders (the "Annual Meeting") to be held at the Company's offices, located at 1290 Avenue of the Americas, New York, NY 10104 at 9:00 a.m., local time, on May 19, 2011, and any postponements or adjournments thereof. The mailing address of the Company's principal offices is 1290 Avenue of the Americas, New York, NY 10104. The telephone number at that address is (212) 273-7100.

        At the Annual Meeting, the stockholders of the Company will be asked to: (1) elect nine (9) individuals to the Board of Directors for a term of one year; (2) approve, on an advisory basis, the compensation of our named executive officers as described herein; (3) approve, on an advisory basis, the frequency of holding future advisory votes on executive compensation; and (4) ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011.

Proxy Solicitation

        This Proxy Statement and the enclosed form of proxy are expected to be mailed on or about April 25, 2011. In addition to these mailed proxy materials, our directors, officers and other employees may also solicit proxies in person, by telephone or by other means of communication. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons.

        The distribution and solicitation of proxy materials will also be supplemented through the services of MacKenzie Partners, Inc., a proxy solicitation firm we have engaged for this purpose.

Voting by Proxy, Internet or Telephone

        Stockholders who cannot attend the Annual Meeting in person can be represented by proxy. To vote by proxy, stockholders may complete the proxy card in the form enclosed and mail it in the envelope provided. All stockholders also have a choice of voting over the internet or by using a toll-free telephone number. Please refer to your proxy card or the information forwarded by your bank, broker or other nominee for detailed information.

        Any stockholder giving a proxy may revoke it at any time before it is exercised by giving notice of revocation to the Company's Corporate Secretary, by executing a later-dated proxy, by voting over the internet or by telephone or, for stockholders of record, by attending and voting in person at the Annual Meeting. The execution of a proxy will not affect a stockholder's right to attend the Annual Meeting in person, but attendance at the Annual Meeting will not, by itself, revoke a proxy. Proxies properly completed and received prior to the Annual Meeting and not revoked will be voted at the Annual Meeting.

Voting, Record Date and Quorum

        Proxies will be voted as specified or, if no direction is indicated on a proxy, will be voted (1) "FOR" the election of the nine (9) individuals named as nominees under the heading "Election of Directors"; (2) "FOR" the approval, on an advisory basis, of the compensation of our named executive officers as described herein; (3) for the frequency of "ONE YEAR" in respect of an advisory vote on the frequency of holding future advisory votes on executive compensation; and (4) "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011.

        If you hold your shares through a broker or other nominee (that is, in "street name"), you cannot vote your shares directly but must instruct your broker or other nominee to vote your shares. If you do not give your broker or other nominee voting instructions, applicable rules prohibit the nominee from voting your shares except as to Proposal No. 4. Thus, if you do not give your broker or nominee specific instructions, your shares will not be voted on other, important matters.

        As to any other matter or business which may be brought before the Annual Meeting, including any adjournment(s) or postponement(s), a vote may be cast pursuant to the proxy in accordance with the judgment of the person or persons exercising the proxy. As of the date hereof, the Board does not know of any such other matter or business.

        The Board has fixed the close of business on April 7, 2011 as the record date for the determination of stockholders entitled to vote at the Annual Meeting. As of that date, 129,786,520 shares of common stock were outstanding. Each stockholder will be entitled to cast one vote, in person or by proxy, for each share of common stock held. There are no other shares of outstanding stock of the Company conferring voting rights on the matters to be taken up at the Annual Meeting. The presence, in person or by proxy, of the holders of at least a majority of the shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (as described below), as well as shares as to which voting authority has specifically been withheld by the owner ("votes withheld"), will be counted in determining whether a quorum has been reached.

        The proposals submitted for your consideration and action at the Annual Meeting each require different percentages of votes in order to be approved. The requirements are set forth below. As explained elsewhere, abstentions, votes withheld and broker non-votes will have no effect on the voting results.

  •
  Directors are elected by a plurality vote of the shares cast at the Annual Meeting, meaning that the nine (9) director nominees with the most votes will be elected. Since there are only nine (9) director nominees, these nominees are assured election.

  •
  To be approved, Proposal No. 2 must receive "FOR" votes constituting a majority of votes cast at the Annual Meeting.

  •
  For Proposal No. 3, the frequency receiving the highest number of votes cast at the Annual Meeting will be approved, on an advisory basis, for holding future advisory votes on executive compensation, even if that frequency does not receive a majority of the votes cast.

  •
  To be approved, Proposal No. 4 must receive "FOR" votes constituting a majority of votes cast at the Annual Meeting.

        Proposal Nos. 2, 3 and 4 are submitted to our stockholders on an advisory basis only. The outcome of voting on these proposals will be considered by our Board of Directors but will have no binding effect on the Company.

        The Gleacher & Company, Inc. Board of Directors unanimously recommends that the stockholders vote (1) "FOR" the election of the nine (9) individuals named as nominees under the heading "Election of Directors"; (2) "FOR" the approval, on an advisory basis, of the compensation of our named executive officers as described herein; (3) for the frequency of "ONE YEAR" in respect of an advisory vote on the frequency of holding future advisory votes on executive compensation; and (4) "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011.

Questions and Answers about this Proxy Material and Voting

        The following are some questions that you, as a stockholder of the Company, may have regarding the matters being considered at the Annual Meeting and the answers to those questions. We urge you to read carefully the remainder of this Proxy Statement because the information in this section does not provide all the information that might be important to you with respect to the matters being considered at the Annual Meeting.

        As used in this Proxy Statement, the terms "we," "our," and "us" refer to the Company and its subsidiaries.

Why am I receiving these materials?

        We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors of the Company is soliciting your proxy to vote at our Annual Meeting to be held on May 19, 2011. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card. Telephone and internet voting is also available for all stockholders. If you are not a stockholder of record, to vote in person at the Annual Meeting you must obtain and present a valid proxy card from your broker or other nominee. The distinction between stockholders of record and beneficial owners is described below under the heading "Who can vote at the Annual Meeting."

        We intend to mail this Proxy Statement and accompanying proxy card on or about April 25, 2011 to all stockholders of record entitled to vote at the Annual Meeting.

What am I voting on?

        There are four matters scheduled for a vote at the Annual Meeting:

          (1)   the election of nine (9) individuals to the Board of Directors for a term of one year;

          (2)   an advisory vote on executive compensation;

          (3)   an advisory vote on the frequency of holding future advisory votes on executive compensation; and

          (4)   the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011.

        Any other matters that properly come before the meeting and any adjournment thereof will also be considered and acted upon.

Who can vote at the Annual Meeting?

        Only stockholders of record at the close of business on April 7, 2011 will be entitled to vote at the Annual Meeting.

  Stockholder of Record: Shares Registered in Your Name

        If, at the close of business on April 7, 2011, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If, at the close of business on April 7, 2011, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization and you are not a stockholder of record, then you are the beneficial owner of shares registered in the name of such organization as your nominee, or in "street name," and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting your shares at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other nominee as to how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you will not be able to vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other nominee.

How do I vote?

        For each of the matters to be voted on, you may vote "FOR" or "AGAINST" or, in the case of the advisory vote on the frequency of holding future advisory votes on executive compensation, "1 year," "2 years" or "3 years," or abstain from voting. With respect to the election of directors, you may also withhold your vote as to one or more of the director nominees. The procedures for voting are as follows:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the Annual Meeting, by proxy, over the internet or by telephone. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

  •
  To vote by proxy, you must complete the proxy card in the form enclosed and mail it in the envelope provided. All stockholders also have a choice of voting over the internet or using a toll-free telephone number. Please refer to your proxy card for detailed information.

  •
  If you would like to vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive.

        If you have any questions or need assistance with voting your shares, please contact American Stock Transfer & Trust Company, LLC toll-free at (800) 937-5449 or MacKenzie Partners, Inc., the firm assisting us in this solicitation, toll-free at (800) 322-2885.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in street name, you cannot vote your shares directly but must instruct your broker or other nominee to vote your shares. Consequently, you should have received a proxy card and voting instructions with these proxy materials from your broker or other nominee rather than directly from us.

  •
  To vote by proxy, you must complete the proxy card in the form enclosed and mail it in the envelope provided. All stockholders also have a choice of voting over the internet or using a toll-free telephone number. Please refer to your proxy card or the information forwarded by your broker or other nominee for detailed information.

  •
  To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker or other nominee. Follow the instructions from your broker or other nominee included with these proxy materials or contact your broker or other nominee to request a proxy form.

        If you own your shares in street name, and do not give your broker or other nominee voting instructions, your shares will be voted only if your broker or other nominee is allowed to exercise voting discretion with respect to your shares. Under New York Stock Exchange rules, your broker or other nominee is permitted to exercise voting discretion only with respect to "routine" matters. The only "routine" matter to be acted upon at our Annual Meeting is Proposal No. 4, the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011. With respect to the other proposals, if you do not submit voting instructions to your broker or other nominee, it will not be able to vote your shares for you. The aggregate number of shares held in street name that a broker or other nominee does not or cannot vote is reported as the "broker non-vote." We encourage you to provide voting instructions to your broker or nominee if you hold your shares in street name so that your voice is heard on these important matters.

        If you have any questions or need assistance with voting your shares, please contact American Stock Transfer & Trust Company, LLC toll-free at (800) 937-5449 or MacKenzie Partners, Inc., the firm assisting us in this solicitation, toll-free at (800) 322-2885.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 7, 2011.

What if I return a proxy card but do not make specific choices?

        If you are a stockholder of record and you return a signed and dated proxy card without marking any voting selections, your shares will be voted (1) "FOR" the election of the nine (9) individuals named as nominees under the heading "Election of Directors"; (2) "FOR" the approval, on an advisory basis, of the compensation of our named executive officers as described herein; (3) for the frequency of "ONE YEAR" in respect of an advisory vote on the frequency of holding future advisory votes on executive compensation; and (4) "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011.

        If you are the beneficial owner of shares held by a broker or other nominee, you can direct your broker or other nominee to vote as you like by completing the enclosed proxy card and returning it in the envelope provided. If you return a signed and dated proxy card but do not give instructions on how to vote on the proposals, your broker or other nominee cannot vote your shares except on Proposal No. 4, relating to ratification of the appointment of our independent registered public accounting firm. The remainder will be recorded as "broker non-votes." See the discussion under the heading "How do I vote?"

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are a stockholder of record, you may revoke your proxy in any one of four ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may vote by internet or telephone.

  •
  You may send a written notice that you are revoking your proxy to Gleacher & Company, Inc., 1290 Avenue of the Americas, New York, NY 10104, Attn: Corporate Secretary.

  •
  You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

        If you are the beneficial owner of shares held by a broker or other nominee, you must contact your broker or other nominee in order to revoke your proxy.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the shares entitled to vote as of the record date are represented by stockholders present at the meeting or by proxy. On April 7, 2011, the record date, there were 129,786,520 shares outstanding and entitled to vote. As a result, 64,893,261 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

        Your shares will be counted towards a quorum if you submit a valid proxy vote or vote by internet or telephone or at the meeting. Abstentions, votes withheld and broker non-votes will also be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count "FOR" and "AGAINST" votes, votes for "1 year," "2 years" and "3 years" in the case of the advisory votes on executive compensation, and abstentions and broker non-votes. With respect to the election of directors, the inspector of election will also count votes withheld. Abstentions, votes withheld and broker non-votes will be counted towards a quorum but will not be treated as votes cast. Since under our bylaws the outcome of proposals submitted for a vote by our stockholders at the Annual Meeting is determined with reference to the number of votes cast, abstentions, votes withheld and broker non-votes will have no effect on the outcome of voting on the proposals.

How many votes are needed to approve each proposal?

        The standards for determining the outcome of the vote for each of the proposal to be considered at the Annual Meeting are set forth below. As described under "How are votes counted?", abstentions, votes withheld and broker non-votes will have no effect on the voting results.

  •
  Our bylaws provide that directors are elected by a plurality vote of the shares cast at any annual meeting, meaning that in this case, the nine (9) director nominees with the most votes will be elected. Since there are only nine director nominees, these nominees are assured election.

  •
  To be approved, Proposal No. 2 must receive "FOR" votes constituting a majority of the votes cast.

  •
  For Proposal No. 3, the frequency receiving the highest number of votes cast at the Annual Meeting will be approved as the frequency for holding future advisory votes on executive compensation, even if that frequency does not receive a majority of the votes cast.

  •
  To be approved, Proposal No. 4 must receive "FOR" votes constituting a majority of the votes cast by the stockholders.

        Proposal Nos. 2, 3 and 4 are submitted to our stockholders on an advisory basis only. The outcome of voting on these proposals will be considered by our Board of Directors but will not be binding on the Company.

        Internet and telephone votes count towards the quorum and towards the various proposals in the matter voted. Note that to be counted, internet and telephone votes must be cast by 11:59 p.m. EDT on the day before the Annual Meeting.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting, and if final voting results are available within four days of the Annual Meeting date, the results will be announced on a current report on Form 8-K that we will file with the Securities and Exchange Commission (the "SEC"). If final voting results are not available within four days of the Annual Meeting, preliminary voting results will be announced in a press release and current report on Form 8-K, and final voting results will be announced when available in an amended report on Form 8-K. The Company's decision with respect to the advisory vote on the frequency of holding future advisory votes on executive compensation will be reported on Form 8-K no later than 150 calendar days after the Annual Meeting but in no event later than 60 calendar days before the deadline for submission of stockholder proposals for the next annual meeting.

Who is paying for this proxy solicitation?

        All expenses of the Company in connection with this solicitation of proxies will be borne by the Company. In addition to these mailed proxy materials, our directors, officers and other employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and other employees will not be paid any additional compensation for soliciting proxies. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company's transfer agent for their reasonable out-of-pocket expenses in forwarding such materials to beneficial owners, but these individuals will receive no additional compensation for these solicitation services.

        The distribution and solicitation of proxy materials will also be supplemented through the services of MacKenzie Partners, Inc., a proxy solicitation firm. MacKenzie Partners, Inc. will receive a customary fee, which we estimate will be approximately $12,500, plus certain other fees for related services and reasonable out-of-pocket expenses.

        IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE WITH VOTING YOUR SHARES, PLEASE CALL MACKENZIE PARTNERS, INC. TOLL-FREE AT (800) 322-2885.

When are stockholder proposals due for next year's annual meeting?

        For a stockholder proposal to be included in our proxy statement and form of proxy for the 2012 annual meeting of stockholders, such stockholder proposal must be received by us no later than the close of business on December 27, 2011. Proposals should be addressed to the Corporate Secretary at the address set forth below. In addition, our bylaws require that we be given advance notice of stockholder nominations for election to the Board and of other business that stockholders wish to present at an annual meeting by February 19, 2012 and no earlier than January 20, 2012. In the event the 2012 annual meeting of the stockholders is advanced by more than 20 days, or delayed by more than 70 days, from the first anniversary of our 2011 Annual Meeting, notice of stockholder nominees or proposals must be received no earlier than 120 days before the date of the 2012 annual meeting of stockholders and no later than the close of business on the later of the 70th day before the date of the 2012 annual meeting of stockholders or the 10th day following our first public announcement of the date of such meeting. Our bylaws also require that such notice contain certain additional information. Our current bylaws are available through the SEC's website, www.sec.gov, or upon written request to the Corporate Secretary at the address set forth below.

        Proposals and notices mailed should be addressed to the Company at 1290 Avenue of the Americas, New York, NY 10104, Attn: Corporate Secretary.

Can I obtain copies of the proxy materials online?

        The Company's proxy materials, including this Proxy Statement and the Proxy Card, as well as the Company's 2011 Annual Report, which takes the form of the Company's Annual Report on Form 10-K for the year ended December 31, 2010, and any amendments to the foregoing materials that are required to be furnished to stockholders, are available for you to review online at www.gleacher.com under the heading "Investor Relations — Proxy."

How can I obtain directions to the Annual Meeting site?

        For directions to the Annual Meeting site, please visit our website at www.gleacher.com under the heading "Investor Relations — Annual Report & Proxy."

DISCUSSION OF PROPOSALS

 PROPOSAL NO. 1

ELECTION OF DIRECTORS

Introduction

        Our Board currently has nine (9) members. With the exception of Mr. Peter J. McNierney, each current director is standing for reelection to hold office until the next Annual Meeting of Stockholders. Mr. Thomas J. Hughes, whom the Board recently appointed to serve as our Chief Executive Officer, is standing for election by the stockholders for the first time.

        The Board has nominated each of the nominees for election as directors and unanimously recommends that stockholders vote "FOR" the election of these nominees.

        On April 18, 2011, the Company entered into an employment agreement with Mr. Hughes, pursuant to which Mr. Hughes will serve as our Chief Executive Officer, effective May 2, 2011. The Board also agreed to nominate Mr. Hughes to serve as a member of our Board. As with our other director nominees, information about Mr. Hughes' business experience is set forth below.

        Each of the nominees has consented to serve as a director if elected. Should any nominee for director become unable or unwilling to accept election, proxies will be voted for a nominee selected by the Board, or the size of the Board may be reduced accordingly. The Board does not believe that any of the nominees will be unable or unwilling to serve if elected to office. Any vacancy occurring during the term of office of any director may be filled by the remaining directors for a term expiring at the next meeting of stockholders at which the election of directors is in the regular order of business.

        Set forth below is certain information furnished to the Company by the director nominees.

Directors and Director Nominees of the Company

          ERIC J. GLEACHER, age 70, was elected Chairman of the Board in June 2009 in connection with the Company's acquisition of Gleacher Partners, Inc. Pursuant to his employment agreement, each year during the three-year term commencing in 2009, the Board shall nominate Mr. Gleacher for election to the Board and he shall serve as Chairman of the Board. Mr. Gleacher was the Chief Executive Officer of the Company from February 2010 to October 2010. Mr. Gleacher was the founder of Gleacher Partners, Inc. in 1990 and acted as its Chairman. Previously, Mr. Gleacher founded the Mergers & Acquisitions department at Lehman Brothers Holdings Inc. in 1978 and headed Global Mergers & Acquisitions at Morgan Stanley & Co. Inc. from 1985 to 1990. Mr. Gleacher is Chairman of the Institute for Sports Medicine Research at the Hospital for Special Surgery in New York, Chairman of the Ransome Scholarship Trust for St. Andrews University in St. Andrews, Scotland, and a member of the Board of Trustees of Northwestern University. Mr. Gleacher received an MBA from The University of Chicago Booth School of Business and a BA from Northwestern University and served as a U.S. Marine infantry officer in the 1960s. The Board elected Mr. Gleacher as Chairman of the Board in recognition of his experience and knowledge base in the Company's newly expanded investment banking and M&A capabilities as a result of the acquisition of Gleacher Partners, Inc., as well as his experience and proven success as an entrepreneur and founder of Gleacher Partners LLC, the Mergers & Acquisitions department at Lehman Brothers and the head of Global Mergers & Acquisitions at Morgan Stanley. Mr. Gleacher's qualifications have brought to the leadership of the Company both breadth and depth of his expertise and understanding of the markets in which the Company operates, which the Board determined to be particularly important in the increasingly complex business and market conditions of the financial sector.

          THOMAS J. HUGHES, age 53, has most recently been Chairman and Chief Executive Officer of LNR Property LLC, a diversified commercial real estate finance company. Mr. Hughes is also a Co-Founder of Fieldpoint Private Bank & Trust. Prior to his role at LNR Property, Mr. Hughes served as the President and Chief Operating Officer of the Clinton Group, a New York-based hedge fund. From 2001 to 2005, he served as Chief Executive Officer of Deutsche Asset Management and was a member of the Deutsche Bank Group Executive Committee. Prior to joining Deutsche Bank, Mr. Hughes held a number of senior positions with Merrill Lynch. He began his career at Merrill Lynch in 1984 as a mortgage backed securities trader and was named Head of MBS Trading in 1987, where he rebuilt and expanded the mortgage department. During his tenure at Merrill Lynch, Mr. Hughes also became the global head of equity derivatives and convertible bond trading and in 1999 became the head of a newly created unit, Global Securities Financing. Mr. Hughes graduated from The United States Merchant Marine Academy, earning a Bachelor of Science degree in Naval Architecture and Marine Engineering. He has served as a member of the board for organizations and corporations including Soleil Corporation, the International Monetary Fund and Hospital for Special Surgery and continues as a board member of the Cystic Fibrosis Foundation and The United States Merchant Marine Academy. Mr. Hughes has been nominated by the Board of Directors at the recommendation of the Committee on Directors and Corporate Governance. He was recommended to serve as a member of our Board because of his strong record of leadership and his more than 25 years of experience in a broad array of investment banking, asset management, and real estate finance businesses. In addition, his service on the boards of various organizations and corporations will provide our Board with a broader perspective on corporate governance matters.

          HENRY S. BIENEN, age 71, has been a director of the Company since May 2010 and serves as a member of the Committee on Directors and Corporate Governance. He is Vice Chairman of Rasmussen College and President Emeritus of Northwestern University. From 1995 to 2009, Dr. Bienen served as the President of Northwestern University, where he was one of the first three presidents awarded the Carnegie Corporation's award for academic leadership. Prior to becoming president of Northwestern, Dr. Bienen served as dean of the Woodrow Wilson School of Public and International Affairs at Princeton University. While at Princeton, he was named the William Stewart Tod Professor of Public and International Affairs and the James S. McDonnell Distinguished University Professor. Dr. Bienen is a member of the board of directors of the Grosvenor Registered Multi-Strategy Fund (TI 1), LLC, the Grosvenor Registered Multi-Strategy Fund (TI 2), LLC, the Grosvenor Registered Multi-Strategy Fund (TE), LLC, and the Grosvenor Registered Multi-Strategy Master Fund, LLC, a member of the board of directors of the Council on Foreign Relations, serving on the executive committee and chairing the nominating and governance committee, and a member of the board of directors of the Chicago Council on Global Affairs, serving on its executive committee. In addition, Dr. Bienen serves as chairman of the Ithaka Harbors board of trustees and serves on the board of Onconova Therapeutics. In the past, Dr. Bienen has served as chair of the executive committee of the Association of American Universities. He is a member of the Knight Commission on Intercollegiate Athletics as well as the American Political Science Association, for which he also serves as a member of the investment committee. Dr. Bienen previously served on the boards of directors of The Bear Stearns Companies Inc. until its purchase by JP Morgan Chase & Co. in 2008, and SPSS Inc. from 2007 until 2009 when the company was sold to IBM Corporation. Dr. Bienen received a bachelor's degree with honors from Cornell University and a master's degree and Ph.D., both from the University of Chicago. Dr. Bienen's extensive career running or overseeing large organizations and experience and relationships in the international arena provides an important perspective to our Board discussions and decisions and can assist us in international initiatives. In addition,

  Dr. Bienen's extensive previous experience as a member of the boards of directors of various institutions has given him broad exposure to the variety of issues boards face and facilitates his contribution in these areas to our Board.

          MARSHALL COHEN, age 76, has been a director since July 2009. He currently is a member of the Audit Committee, the Executive Compensation Committee and the Committee on Directors and Corporate Governance. He is counsel at Cassels, Brock & Blackwell LLP, Barristers and Solicitors, a full service law firm in Toronto, which he joined in 1996. Mr. Cohen was President and Chief Executive Officer of The Molson Companies Ltd. from 1988 through 1996. Prior to that, he was a senior official with the Government of Canada for 15 years, holding various appointments including Deputy Minister of Energy, Industry Trade & Commerce, and Finance. Mr. Cohen serves on the boards of directors of Barrick Gold Corporation, TD Ameritrade and TriMas Corporation, and serves as a member of the Audit Committee of TD Ameritrade and TriMas Corporation. During the past five years, Mr. Cohen has also served on the boards of Toronto Dominion Bank, Collins & Aikman, Inc., Metaldyne Inc., American International Group, Inc., Premcor, Inc. and Lafarge Corporation NA, Inc. In addition, Mr. Cohen recently retired as Chairman of the Board of Governors of York University and is an honorary director or governor of a number of non-profit organizations, including the C.D. Howe Institute and Mount Sinai Hospital. Mr. Cohen is an Officer of the Order of Canada. Mr. Cohen brings valuable legal, financial, operational, strategic and compliance-based expertise to our Board with his past experience as the chief executive officer of a large Canadian public company with international operations. Mr. Cohen's extensive knowledge and experience in management, governance and legal matters involving publicly-held companies brings additional management, governance and legal experience to our Board. In addition, his independence and experience serving on the boards of other public companies has enhanced the Board's ability to lead the Company.

          ROBERT A. GERARD, age 66, has been a director of the Company since April 2009. Mr. Gerard is Chair of the Executive Compensation Committee and a member of the Audit Committee and Committee on Directors and Corporate Governance. He is the General Partner and Investment Manager of GFP, L.P., a private investment partnership. Since 2004, Mr. Gerard has been Chairman of the Management Committee and Chief Executive Officer of Royal Street Communications, LLC, a licensee, developer and operator of wireless telecommunications systems in Los Angeles and Central Florida. From 1974 to 1977, Mr. Gerard served in the United States Department of the Treasury, completing his service as Assistant Secretary for Capital Markets and Debt Management. From 1977 until his retirement in 1991, he held senior executive positions with the investment banking firms Morgan Stanley & Co., Dillon Read & Co. and Bear Stearns. Mr. Gerard is a graduate of Harvard College and holds MA and JD degrees from Columbia University. Mr. Gerard is a member of the board of directors of H&R Block, Inc., serving as Chairman of the Governance and Nominating Committee and a member of the Finance Committee of such board. We believe Mr. Gerard's qualifications to sit on our Board of Directors include his extensive experience in the financial services industry as well as his eligibility to serve as an independent member of the Board. Mr. Gerard also brings many years of experience in senior management and as a member of the boards of other public companies. In addition, Mr. Gerard is familiar with corporate governance matters and brings valuable insight to our Board.

          MARK R. PATTERSON, age 59, became a director of the Company following the completion of the Company's private placement with MatlinPatterson in September 2007. He is a member of the Executive Compensation Committee. Mr. Patterson is Chairman of MatlinPatterson Global Advisers LLC which he co-founded in July 2002. Mr. Patterson has over 35 years of financial markets experience, principally in merchant, investment and commercial banking, at Credit Suisse (where he was Vice Chairman from 2000 to 2002), Scully Brothers & Foss L.P., Salomon Brothers Inc., and Bankers Trust Company. Mr. Patterson holds degrees in law (BA, 1972) and economics (BA Honors, 1974) from South Africa's Stellenbosch University and an MBA (with distinction, 1986) from New York University's Stern School of Business. Mr. Patterson also serves on the board of directors of Allied World Assurance in Bermuda (Chairman of the Investment Committee) and on the Dean's Executive Board of the NYU Stern School of Business. Mr. Patterson serves on the board of Flagstar Bancorp, Inc. He previously served on the boards of NRG Energy, Inc., Compass Aerospace, Polymer Group, Inc. and Oxford Automotive, Inc. Mr. Patterson has significant experience, expertise and background in the financial markets, including with respect to risk management, investment and strategic planning matters. With his financial markets experience and his experience as a member of the boards of other public companies, Mr. Patterson continues to provide key insight to our Board. Furthermore, given Mr. Patterson's relationship with MatlinPatterson, the Board believes that his interests will be closely aligned to those of the Company's stockholders and he provides the Board with the perspective of a major stockholder.

          CHRISTOPHER R. PECHOCK, age 46, became a director of the Company following the completion of the Company's private placement with MatlinPatterson in September 2007. He has been a partner at MatlinPatterson Global Advisers LLC since its inception in July 2002. Mr. Pechock has been active in the securities markets for over 18 years. Prior to July 2002, Mr. Pechock was a member of Credit Suisse's Distressed Group, which he joined in 1999. Before joining Credit Suisse, Mr. Pechock was a Portfolio Manager and Research Analyst at Turnberry Capital Management, L.P. (1997-1999), a Portfolio Manager at Eos Partners, L.P. (1996-1997), a Vice President and high yield analyst at PaineWebber Inc. (1993-1996) and an analyst in risk arbitrage at Wertheim Schroder & Co., Incorporated (1987-1991). Mr. Pechock holds an MBA from Columbia University Graduate School of Business (1993) and a BA in Economics from the University of Pennsylvania (1987). Mr. Pechock serves on the boards of Renewable Biofuels Inc., XL Health Corporation and Leprechaun Holding Company LLC. He previously served on the boards of COMSYS IT, Compass Aerospace, Goss International, Foamex Innovations, Inc, Huntsman Corporation and FXI. Mr. Pechock has brought to our Board his experience as a partner of MatlinPatterson Global Advisers LLC and expertise in the securities markets and continues to provide key insight to the Board. Furthermore, given Mr. Pechock's relationship with MatlinPatterson, the Board believes that his interests will be closely aligned to those of the Company's stockholders and he provides the Board with the perspective of a major stockholder.

          BRUCE ROHDE, age 62, has been a director of the Company since July 2009. He is the Chair of the Committee on Directors and Corporate Governance and a member of the Audit Committee and Executive Compensation Committee. He has served in multiple roles with ConAgra Foods, Inc. since 1984, including General Counsel, President, Vice Chairman, Chairman and Chief Executive Officer, and retired from that role as Chairman and CEO Emeritus. Mr. Rohde is the Managing Partner of Romar Capital Group and of counsel to Hunkins Newton Law. Mr. Rohde holds two degrees from Creighton University, a Bachelor of Science degree in Business Administration, and a Juris Doctor, cum laude. He has been a member of the board of directors of H&R Block, Inc. since July 2010, and serves as a member of the Compensation Committee and the Finance Committee of such board. He also serves as Vice Chairman of Creighton University Board of Directors, on Harvard University's Private and Public, Scientific, Academic and Consumer Food Policy Committee, as a Presidential Appointee to the National Infrastructure Advisory Council and a director of Preventive Medicine Research Institute. Mr. Rohde holds many court admissions and also holds a certified public accountant certificate. We believe Mr. Rohde's qualifications to sit on our Board of Directors include his independence, background in law, finance, accounting and operational and capital management. In addition, his history of senior executive leadership at ConAgra, a large public company, and his experience on the boards of other public companies has resulted in Mr. Rohde's significant contributions to the Board.

          ROBERT S. YINGLING, age 49, has been a director of the Company since September 2007 and is Chair of the Audit Committee. He was Chief Executive Officer of Lifetopia Corporation from May 2009 through January 2011, prior to which from March 2008 he was a consultant to Lifetopia and other technology companies. Presently, he is an advisor and consultant, primarily with technology companies. Previously, Mr. Yingling was Vice President and Chief Financial Officer of WRC Media Inc. from September 2004 to March 2008, and Chief Financial Officer of Duncan Capital Group LLC from March through July 2004. Previously, Mr. Yingling was Director of Finance of Smiths Group plc and Chief Financial Officer of BigStar Entertainment, Inc., where he led their initial public offering. Mr. Yingling was a manager in the Audit and Business Advisory Division of Arthur Andersen and Director of Finance at Standard Microsystems Corporation, as well as Chief Financial Officer of GDC International, Inc. Mr. Yingling has served as a director of SA International, from April 2004 through December 2008. Mr. Yingling holds an MBA from the Columbia University Graduate School of Business and a BS in Accounting from Lehigh University. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the New York State Society of CPAs. We believe Mr. Yingling's qualifications to sit on the Board of Directors include his extensive financial expertise. His diverse experience with the financial reporting process, gained as an auditor with a leading public accounting firm advising public companies with regard to accounting and reporting issues, and as the chief financial officer of various public companies, gives him the expertise to Chair our Audit Committee and serve on the Board. Mr. Yingling has maintained the continuing professional education requirements of CPAs, including courses focused on the issues facing broker dealers and public company financial experts, which, combined with the foregoing practical experience, provide him the expertise to Chair our Audit Committee and serve on our Board.

        Mr. McNierney's term expires this year, and he will not continue as a director after the Annual Meeting:

          PETER J. MCNIERNEY, age 45, is Chief Executive Officer, President and Chief Operating Officer of the Company and Chief Executive Officer of the Company's broker dealer subsidiary, Gleacher & Company Securities, Inc. (formerly known as Broadpoint Capital Inc.) ("Gleacher Securities"). Mr. McNierney will remain in these positions until Mr. Hughes' assumption of the office of Chief Executive Officer and thereafter intends to resign as an officer and director of the Company to pursue other business opportunities. He joined Gleacher Securities in 2002 as the Director of Investment Banking, and served as President and Chief Executive Officer of the Company from June 2006 until September 2007. Mr. McNierney has been a director of the Company since June 2006. Prior to joining the Company, Mr. McNierney was a Managing Director of the Healthcare and Communications Services groups at the investment bank Robertson Stephens. Prior to that, Mr. McNierney was a Vice President in the Healthcare Group at Smith Barney, Harris, Upham & Co, Inc. Mr. McNierney received a BA and a JD/MBA from the University of Texas at Austin. During his tenure at the Company, Mr. McNierney has been integral to the growth of the Company's investment banking practice. In addition, he has strengthened the Company's corporate client relationships, enhanced the firm's execution capabilities and played an integral role in the continued development and transformation of the Company by playing a key role in the design and execution of the Company's strategic plan. As a director, Mr. McNierney brought to the Board his financial and business development skills, management experience, knowledge of the industry and his commitment to and understanding of the Company's value proposition as a whole.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Under the rules promulgated by the SEC, the Company is required to provide its stockholders with the opportunity to cast an advisory vote on the compensation program for the Company's named executive officers. This proposal is frequently referred to as a "say-on-pay" vote. The Company is presenting the following proposal, which gives stockholders of the Company the opportunity to cast an advisory vote with respect to the compensation program for our named executive officers as described herein. Accordingly, we ask our stockholders to vote, on an advisory basis, on the following resolution.

        RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the "Compensation Discussion and Analysis," compensation tables and narrative discussion and any related material contained in this Proxy Statement, is hereby APPROVED.

        Our stockholders are urged to read the "Compensation Discussion and Analysis" section of this Proxy Statement which discusses our compensation practices and methodologies.

        Because this vote is only advisory in nature, it will not be binding on us. Our Board will consider the results of this stockholder vote in determining future compensation programs for our named executive officers. However, these programs may not change even if stockholders vote against this proposal.

        The Board unanimously recommends that you vote "FOR" advisory approval of the resolution set forth above.

PROPOSAL NO. 3

ADVISORY VOTE ON THE FREQUENCY OF
ADVISORY VOTES ON EXECUTIVE COMPENSATION

        Under the rules promulgated by the SEC, we are required to hold at least once every six years an advisory stockholder vote to determine the frequency of the advisory stockholder vote on the compensation of the Company's named executive officers, such as Proposal No. 2 of this proxy statement, for future annual stockholder meetings (or special stockholder meetings for which the Company must include executive compensation information in the proxy statement for that meeting). By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on the compensation program for our named executive officers once every one, two or three years, or they may abstain from voting.

        After careful consideration of this Proposal, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is currently the most appropriate alternative for the Company so that stockholders may annually express their views on the Company's executive compensation program. Therefore, our Board recommends that you vote to recommend that future advisory votes regarding the compensation program for our named executive officers be held annually. The proxy card provides stockholders with four choices (every one, two or three years, or abstain).

        This vote will not be binding on us and is only advisory in nature, and our Board may decide that it is in the best interests of our stockholders and the Company to hold future advisory votes on our compensation programs less frequently than the option recommended. However, our Board will carefully consider the results from our stockholder vote regarding the frequency of advisory votes with respect to the compensation program for our named executive officers in determining whether future votes will be held annually, biennially or triennially.

        The Board unanimously recommends that you vote for the frequency of "1 YEAR" with respect to the frequency of holding future advisory votes regarding the compensation of our named executive officers.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Introduction

        The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011. We are submitting this appointment for stockholder ratification at the Annual Meeting.

        A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

        Our organizational documents do not require stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate practice. If our stockholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but still may retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. The Audit Committee, or a designated member thereof, has pre-approved each audit and non-audit service rendered by PricewaterhouseCoopers LLP to the Company.

        The Board unanimously recommends that the Company's stockholders vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011.

 Principal Accounting Firm Fees

        The following table shows information about fees billed to the Company by PricewaterhouseCoopers LLP for the periods indicated:

Fees Billed to or Paid by the Company:	2010	Percentage of 2010 Services Approved by Audit Committee	2009		Percentage of 2009 Services Approved by Audit Committee
Audit fees	$1,841,300	100%	$2,026,820		100%
Audit-related fees	$6,500	100%	$313,500	(1)	100%
Tax fees(2)	$166,378	100%	$117,400		100%
All other fees(3)	$1,620	100%	$1,620		100%

(1)
Audit related fees were primarily for services performed in relation to the Company's underwritten public offering of common stock and the Gleacher transaction, pursuant to which in June 2009 we acquired Gleacher Partners, Inc.

(2)
Tax fees are fees in respect of consultation on tax matters, tax advice relating to transactions and other tax planning and advice.

(3)
All other fees are fees for accounting and auditing research software.

Audit Committee Pre-Approval Policies and Procedures

        All audit and non-audit services performed for the Company by the Company's independent registered public accounting firm are pre-approved by the Audit Committee. When considering whether to grant an approval, the Audit Committee considers the nature, scope and fees of the service to be provided to the Company as well as the principles and guidance established by the SEC and Public Company Accounting Oversight Board with respect to auditor independence, including the fact that an auditor cannot (i) function in the role of management; (ii) audit his or her own work; or (iii) serve in an advocacy role for the Company. In so doing, the Audit Committee is permitted to delegate pre-approval authority to one or more of its members, and has delegated such authority to the Audit Committee Chairman. Any pre-approval decisions that are made by the Audit Committee Chairman pursuant to such delegation are discussed at the Audit Committee's next scheduled meeting. The Audit Committee Chairman signs all engagement letters on behalf of the Company with respect to audit or non-audit services. The Audit Committee has not delegated to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

        Ultimate responsibility for management of the Company's business and affairs rests with the Board of Directors. The Board currently consists of nine (9) directors, each serving for a term of one year. The Board has constituted three standing committees, the Audit Committee, the Executive Compensation Committee and the Committee on Directors and Corporate Governance (the "Directors Committee"), and delegated specific governance responsibilities to them. The Board of Directors held fifteen (15) meetings during the Company's fiscal year ended December 31, 2010. The committees of the Board each held the number of meetings noted below under the heading "Committees of the Board of Directors." During 2010, no director attended fewer than 75% of the meetings of the Board or committees, and most directors attended in excess of 90% in each case. Directors are encouraged to attend each annual meeting of stockholders, and all but two of our directors attended last year's meeting either in person or via teleconference.

BOARD LEADERSHIP STRUCTURE

        The Board seeks to achieve a leadership structure that most efficiently addresses the purpose and mission of the Company and facilitates the oversight of management's implementation of the Company's plans. The Board believes that its structure:

  •
  facilitates the organized flow of information among directors as well as between the Board and management;

  •
  encourages active participation by all directors, including the voicing of diverse opinions on important Company subjects;

  •
  allows decisive decision-making and implementation; and

  •
  enables unambiguous directions to management to carry out Board decisions.

        The Company currently operates under a separate Chairman and Chief Executive Officer ("CEO") structure. The Company separated the offices of Chairman and CEO when Mr. McNierney assumed the role of interim CEO in October 2010 to enable Mr. Gleacher to resume his full-time role of supporting the Company's corporate clients on their strategic initiatives. Mr. Gleacher continues to serve as Chairman of the Board of Directors pursuant to his agreement with us. Upon Mr. Hughes' commencement of employment as CEO, we will continue to operate under a separate Chairman/CEO structure. Because Mr. Gleacher serves as an executive officer of the Company and, upon commencement of employment, Mr. Hughes will serve as an executive officer, neither Mr. Gleacher nor Mr. Hughes are or will be independent under applicable rules. The Company does not have a fixed policy with respect to the separation of the roles of Chairman of the Board and CEO. In the past, the Company has operated under both the combined and separated Chairman/CEO structure. The Board believes that the optimal leadership structure in that regard will depend on the business needs of the Company at the time as well as the then-makeup of the Board of Directors. As a result, the Board believes that the Company's leadership structure is likely to evolve with the Company, and the Board intends to reassess and may modify the Company's leadership structure from time to time.

        Assuming the election of the directors recommended by the Board, our Board will be comprised of five (5) independent directors and four (4) directors whom the Board has determined are not independent. Two of our directors, Messrs. Patterson and Pechock, are affiliated with MatlinPatterson FA Acquisition LLC ("MatlinPatterson"). As of February 28, 2011, MatlinPatterson controlled 26.94% of our common stock and was our largest stockholder.

 CONTROLLED COMPANY HISTORY

        From our recapitalization in 2007 until June 2009, we were a "controlled company" under applicable NASDAQ listing rules due to MatlinPatterson's majority ownership of our outstanding common stock. "Controlled company" status exempted us from certain NASDAQ corporate governance requirements, including requirements that:

  •
  a majority of our Board of Directors consist of independent directors;

  •
  compensation of officers be determined or recommended to the Board by a majority of its independent directors or by a compensation committee that is composed entirely of independent directors; and

  •
  director nominees be selected or recommended by a majority of the independent directors or by a nominating committee composed solely of independent directors.

        Following the consummation of the Gleacher transaction on June 5, 2009, we ceased to be a "controlled company," and NASDAQ rules permitted us a one-year phase-in period within which to become fully compliant with its corporate governance requirements. In order to comply with the NASDAQ corporate governance rules, we have appointed independent directors to our committees.

        Currently, our Audit Committee and Directors Committee are composed entirely of independent directors, and our Executive Compensation Committee is composed of a majority of independent directors (we do not consider Mr. Patterson to be independent because of his affiliation with MatlinPatterson). Although NASDAQ rules generally require a compensation committee to be wholly independent, there is an exception, for which we believe we qualify, that may be claimed for up to two years that allows one member of a company's compensation committee to be non-independent. For further information on this exception, please refer to our discussion under the heading "Committees of the Board of Directors — The Executive Compensation Committee."

DIRECTOR INDEPENDENCE

        The Board determined that each of Messrs. Cohen, Gerard, Rohde and Yingling and Dr. Bienen qualify as an "independent director" under the applicable NASDAQ listing standards and in the Company's Corporate Governance Guidelines.

COMMITTEES OF THE BOARD OF DIRECTORS

        As described above, the Board of Directors has three standing committees: the Audit Committee, the Executive Compensation Committee and the Directors Committee, each of which operates under a written charter that has been approved by the Board. These charters, as well as our Corporate Governance Guidelines, are posted on our website at www.gleacher.com under the heading "Investor Relations — Corporate Governance."

The Audit Committee

        The Audit Committee operates pursuant to a written charter that the Audit Committee and the Board reviews each year to assess its adequacy. Our Audit Committee assists the Board of Directors in fulfilling its responsibility to:

  •
  oversee the integrity of the Company's financial reporting process, including the financial reports and other financial information provided by the Company to its stockholders, any governmental or regulatory body and the public, or other uses thereof;

  •
  assess and, where necessary or desirable, provide for the improvement of the Company's systems of internal accounting and financial controls;

  •
  provide for the annual audit of the Company's financial statements by its independent registered public accounting firm (the "Independent Auditor");

  •
  evaluate the Independent Auditor's qualifications and independence;

  •
  assess and, where necessary or desirable, provide for the improvement of the Company's legal and regulatory compliance practices and policies; and

  •
  oversee the Company's management of market, credit, liquidity and other financial and operational risks.

        In addition, the Audit Committee has the sole authority and responsibility to appoint, retain (subject to such stockholder ratification as the Company deems desirable), compensate, evaluate and, where appropriate, terminate the Independent Auditor. The Audit Committee also pre-approves all audit, audit-related, and non-audit services, if any, to be provided by the Independent Auditor and also prepares the Audit Committee report required by the rules of the SEC for inclusion in the Company's annual proxy statement.

        The Audit Committee is also responsible for overseeing the investigation of any reports made under the Company's Procedures for Reporting Violations of Compliance Standards (the "Reporting Policy"). The full text of the Reporting Policy is available on our website at www.gleacher.com under the heading "Investor Relations — Corporate Governance."

        Currently, the Audit Committee is comprised of Mr. Yingling, who serves as Chair, and Messrs. Cohen, Gerard and Rohde. Each member of the Audit Committee is an "independent director" as defined in the NASDAQ listing standards and is independent within the meaning of Rule 10A-3 of the rules promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company's Corporate Governance Guidelines. The Board has determined that all Audit Committee members are financially literate in accordance with the NASDAQ listing standards. Messrs. Yingling and Rohde are each qualified as an audit committee financial expert within the meaning of Item 401(h) of Regulation S-K under the Exchange Act. The Audit Committee met fourteen (14) times during 2010.

        The Audit Committee's procedures for the pre-approval of the audit and permitted non-audit services are described herein under the heading "Proposal No. 4 — Ratification of Appointment of Independent Registered Public Accounting Firm — Audit Committee Pre-Approval Policy."

The Executive Compensation Committee

        The Executive Compensation Committee operates pursuant to a written charter adopted by the Board. The Executive Compensation Committee's primary purpose is to discharge the responsibilities of the Board relating to compensation, such as:

  •
  implementing and reviewing executive compensation plans, policies and programs to ensure the attraction and retention of executive officers in a reasonable and cost-effective manner, to motivate their performance in the achievement of the Company's business objectives and to align the interests of executive officers with the long-term interests of the Company's stockholders; and

  •
  overseeing generally any other material compensation arrangements applicable to key business employees who are not executive officers.

In carrying out its responsibilities, the Executive Compensation Committee:

  •
  develops and approves periodically general compensation policies and salary structures for executive officers of the Company;

  •
  reviews and approves base salaries, salary increases and incentive compensation for, and perquisites offered to, executive officers;

  •
  reviews and supervises cash-based, equity-based and other incentive compensation plans; and

  •
  reviews and supervises, in coordination with management, the overall compensation policies of the Company.

        In addition, the Executive Compensation Committee also prepares its report regarding Compensation Discussion and Analysis included in our proxy statements or annual reports on Form 10-K as required by the rules and regulations of the SEC. The Executive Compensation Committee may form, and delegate authority to, subcommittees when it deems appropriate. During 2010, the Executive Compensation Committee met seventeen (17) times. In December 2010, the Executive Compensation Committee created a subcommittee, named the Equity Grant Subcommittee, which is comprised solely of non-employee directors. This subcommittee has authority to take actions with respect to equity awards that satisfy an exemption under Rule 16b-3 of the rules promulgated by the SEC under the Exchange Act. The current members of this subcommittee are Messrs. Cohen, Gerard and Rohde.

        The Executive Compensation Committee has the authority to retain and terminate compensation consultants to assist in the evaluation of executive officer compensation, including sole authority to approve the consultants' fees and other retention terms. The Executive Compensation Committee also has authority to obtain advice and assistance from any officer or employee of the Company or any outside legal expert or other adviser. In 2010, the Executive Compensation Committee retained a compensation consultant, Frederic W. Cook & Co., Inc. ("FW Cook & Co."), to assist the Executive Compensation Committee in fulfilling its responsibilities. At the Executive Compensation Committee's request, FW Cook & Co. assisted management in completing a compensation program risk assessment, assisted in the preparation of the Company's 2010 proxy statement compensation disclosures, conducted a competitive analysis of non-employee director compensation among peer group companies, and assisted with ongoing compensation matters. No other services were provided by FW Cook & Co.

        The Executive Compensation Committee is currently comprised of Mr. Gerard, who joined the Board and the Executive Compensation Committee in April 2009 and was at that time elected Chair of the Executive Compensation Committee, and Messrs. Cohen, Patterson and Rohde. Messrs. Cohen, Gerard and Rohde qualify as "independent directors" under the applicable NASDAQ listing standards. Mr. Patterson is the Chairman of MatlinPatterson Global Advisers LLC, an entity affiliated with MatlinPatterson, which in addition to being one of our largest stockholders, has engaged in commercial transactions with us. Consequently, Mr. Patterson is not considered an independent director.

        NASDAQ listing standards generally require all members of a listed company's compensation committee to be independent. However, under NASDAQ Rule 5605(d)(3), a NASDAQ-listed company is permitted to have, under limited and exceptional circumstances, one non-independent director on its compensation committee if the Board determines that such membership is in the best interests of the stockholders and the Company. We are applying this exemption to Mr. Patterson. Mr. Patterson's experience as an executive officer of other financial institutions has provided him with valuable insight as to the workings of compensation arrangements. In addition, Mr. Patterson joined the Board during the Company's restructuring and repositioning of its business, and as such, Mr. Patterson brings valuable historical context and continuity to compensation deliberations. Furthermore, given Mr. Patterson's relationship with MatlinPatterson, the Board believes that his interests will be closely aligned to those of the Company's stockholders. As such, the Board has determined that not having Mr. Patterson on the Executive Compensation Committee would be detrimental to our stockholders and the Company and that keeping Mr. Patterson on the Executive Compensation Committee is in the best interests of our stockholders and the Company. Mr. Patterson will not serve as a non-independent member of the Executive Compensation Committee longer than permitted under the NASDAQ listing standards.

The Committee on Directors and Corporate Governance

        The Directors Committee operates under a written charter adopted by the Board and is guided by the Company's Corporate Governance Guidelines. Responsibilities of our Directors Committee include:

  •
  assisting the Board of Directors in developing and implementing policies and procedures intended to assure that the Board, including its standing committees, will be appropriately constituted and organized to meet its fiduciary obligations to the Company and its stockholders on an ongoing basis;

  •
  assisting the Board in identifying individuals qualified to become Board members and to recommend director nominees for election; and

  •
  periodically reviewing the Company's Corporate Governance Guidelines.

        The Directors Committee is comprised solely of "independent directors" under applicable NASDAQ listing standards. Currently, the members of the Directors Committee are Mr. Rohde, who serves as Chair, Dr. Bienen and Messrs. Cohen and Gerard. The Directors Committee held eleven (11) meetings during 2010.

        In identifying and recommending nominees for positions on the Board of Directors, the Directors Committee is guided by prescribed criteria set forth in the charter of the Directors Committee and in our Corporate Governance Guidelines. These criteria include, among other things, independence, judgment, business experience, skills and availability. The Directors Committee also takes into account diversity of viewpoints, backgrounds, experiences and other relevant information. In determining whether to recommend a director for reelection, the Directors Committee considers past attendance at meetings and contribution to the activities of the Board and its committees. The Directors Committee also takes into consideration annual self-assessments conducted by the Board and each of its committees to evaluate board performance and identify personal characteristics that could contribute to the Board's effectiveness. These criteria are not applied in a formulaic manner and are not necessarily given equal weight with respect to each candidate. Rather, the Directors Committee considers these criteria in the context of current board composition and the perceived needs of the Company at the time. The Company does not have a formal policy with respect to diversity.

        The Directors Committee does not have a separate policy for director recommendations by stockholders, as stockholder recommendations are reviewed in the same manner as those made by the Directors Committee. To recommend a prospective nominee for the Directors Committee's consideration, stockholders should submit the candidate's name and qualifications in writing to the following address: Gleacher & Company, Inc., 1290 Avenue of the Americas, New York, NY 10104, Attn: Corporate Secretary.

BOARD OVERSIGHT OF RISK MANAGEMENT

        Management is responsible for the day-to-day management of risk, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.

        The Audit Committee has been designated to take primary responsibility at the board level for overseeing risk management and is responsible for overseeing the Company's management of market, credit, liquidity and other financial and operational risks (including risks arising from employee compensation policies). In this capacity, the Audit Committee defines and prioritizes risks and evaluates the adequacy of the Company's policies and procedures designed to respond to and mitigate risks. The Audit Committee also oversees risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements and discusses policies with respect to risk assessment and risk management. In this role, the Audit Committee receives reports from senior management and our Internal Audit, Compliance and Legal departments on a periodic basis. The Audit Committee receives these reports and reports to the full Board.

        In addition, the Board, as a whole and through its committees, considers the risks within its areas of responsibilities. For example, the full Board is involved in any strategic, operational and reputational risks and exposures; major litigation and regulatory exposures and other matters that may present material risk to the Company's operations, plans, prospects or reputation, acquisitions and divestitures and senior management succession planning. The Directors Committee assesses risks and exposures related to corporate governance, director succession planning, board organization, membership and structure. The Executive Compensation Committee is also involved in assessing the risks associated with executive compensation programs and arrangements, including incentive plans and the Company's compensation practices and policies generally.

CODE OF BUSINESS CONDUCT AND ETHICS

        The Company has a Code of Business Conduct and Ethics (the "Code") applicable to all employees of the Company and members of the Board of Directors. The Code is available on the Company's website at www.gleacher.com. The Company intends to satisfy the disclosure requirements regarding any amendments or waivers to its Code by filing Current Reports on Form 8-K with the SEC.

ANTI-HEDGING POLICY

        Our policies regarding trading in our common stock prohibit employees and directors from hedging or otherwise disposing of the economic risk of ownership of our stock other than through a true sale. In addition, employees are prohibited from short-term trading in personal accounts and as a result, they are required to hold purchased stock positions in our common stock for a minimum of 14 days, subject to certain exceptions.

STOCKHOLDER COMMUNICATION WITH DIRECTORS

        Stockholders may send communications to one or more members of the Board of Directors by writing to such director(s) or to the whole Board of Directors at the following address: Gleacher & Company, Inc., 1290 Avenue of the Americas, New York, NY 10104, Attn: Corporate Secretary. Any such communications will be promptly distributed by the Corporate Secretary to such individual director(s) or to all directors if addressed to the whole Board of Directors.

 DIRECTOR COMPENSATION FOR FISCAL YEAR 2010

        The following table sets forth, for the fiscal year ended December 31, 2010, certain information regarding the compensation awarded to each person who was a non-employee director of the Company (the "Non-Employee Directors") in 2010. Compensation information with respect to Messrs. Gleacher and McNierney, each of whom served as a director of the Company in 2010, is discussed below under the heading "Compensation of Executive Officers."

Name*	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(4)	All Other Compensation ($)	Total ($)
Henry S. Bienen	$50,000	$50,000	$—	$—	$100,000
Marshall Cohen	—	—	115,000	—	115,000
Robert A. Gerard	—	—	140,000	—	140,000
Mark R. Patterson	—	—	—	—	—
Christopher R. Pechock	—	—	—	—	—
Bruce Rohde	—	—	115,000	—	115,000
Robert S. Yingling	75,000	50,000	—	—	125,000

*
Victor Mandel and Frank S. Plimpton served as directors on our Board until May 27, 2010. Messrs. Mandel and Plimpton did not receive any compensation in 2010 for their services rendered in their capacity as directors.

(1)
Amounts in this column include cash fees earned by Non-Employee Directors during 2010. In accordance with the Company's non-employee director compensation practice effective as of the 2009 annual meeting, non-employee directors could elect to receive their retainers in the form of cash, restricted stock or options. Messrs. Bienen and Yingling elected to receive their retainers in cash with respect to the twelve months subsequent to the 2010 Annual Meeting ($50,000 and $75,000, respectively). Each of these cash payments is reflected in the table above.

(2)
Amounts set forth in the Stock Awards and Option Awards columns represent the grant date fair value of awards made by the Company in fiscal year 2010. Grant date fair value has been determined in accordance with Financial Accounting Standards Board's Accounting Standards Codification Topic 718 "Compensation — Stock Compensation" ("ASC 718"). A discussion of the assumptions used in this valuation with respect to awards made in fiscal year 2010 may be found in Note 18 of the Company's consolidated financial statements for fiscal year 2010 contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2010. The amounts in these columns include: (i) annual grants of $50,000 in either restricted stock or stock options at the election of the director with respect to services on the Board for the 12 months subsequent to the 2010 Annual Meeting to Dr. Bienen and Messrs. Cohen, Gerard, Rohde and Yingling; and (ii) equity awards made to directors who elected to receive their retainers with respect to the 12 months subsequent to the 2010 Annual Meeting in restricted stock or options as follows: Mr. Cohen, $65,000 in stock options; Mr. Gerard, $90,000 in stock options; and Mr. Rohde, $65,000 in stock options.

(3)
The total stock awards outstanding for each director as of December 31, 2010 is as follows: Dr. Bienen, 5,570; Mr. Yingling, 5,570; and Mr. Mandel, 6,225.

(4)
The total option awards outstanding for each director as of December 31, 2010 is as follows: Mr. Cohen, 81,450; Mr. Gerard, 106,700; and Mr. Rohde, 85,644.

        The Company pays Non-Employee Directors an annual cash retainer of $50,000, an additional annual cash retainer of $25,000 to the Chair of the Audit Committee and the Chair of the Executive

Compensation Committee and an additional annual cash retainer of $15,000 to each member of the Audit Committee (other than the Chair). The directors may elect to receive their retainers in the form of stock options or restricted stock rather than cash. The Company also grants to Non-Employee Directors either an award of stock options worth $50,000 (as determined by the Board) or $50,000 of shares of restricted stock as elected by the Non-Employee Director. Directors who are not Non-Employee Directors do not receive any compensation for their service as members of the Board.

        In connection with the annual review of director compensation by the Directors Committee, the vesting terms of the Non-Employee Director restricted stock awards and stock options under the Company's 2003 Non-Employee Directors Stock Plan were reviewed. In March 2010, the Directors Committee recommended to the Board, and the Board approved, the following vesting schedules, to be applied retroactively to previously granted Non-Employee Director equity awards and to all future Non-Employee Director equity awards:

  •
  stock options to purchase shares of Company common stock vest in twelve equal monthly installments from their original date of grant; and

  •
  awards of restricted stock (or restricted stock units ("RSUs") to the extent available under the Director Stock Plan) vest with respect to 50% of the underlying shares of common stock on the date that is six months from their date of grant and with respect to the remaining 50% of the underlying shares of common stock in six equal monthly installments on each monthly anniversary of their date of grant occurring during the seventh through twelfth months following their date of grant.

        The application of the foregoing vesting schedules to previously granted awards resulted in the immediate vesting of some awards (or portions thereof) and will result in other awards vesting more quickly than under the original multi-year schedule. The Directors Committee periodically assesses compensation levels for directors and may make changes to elements of the director compensation program in the future.

COMPENSATION OF EXECUTIVE OFFICERS

 EXECUTIVE OFFICERS

        The following table sets forth certain information with respect to our current executive officers:

Name	Age	Position	Executive Officer Since
Eric J. Gleacher(1)	70	Chairman	2009
Peter J. McNierney(1)	45	CEO, President and Chief Operating Officer	2006
Jeffrey H. Kugler	51	Chief Financial Officer	2010
Patricia Arciero-Craig	43	General Counsel	2007

(1)
Biographical information for Messrs. Gleacher and McNierney is set forth under the heading "Discussion of Proposals — Proposal No. 1 — Election of Directors."

        On April 18, 2011, the Company entered into an employment agreement with Mr. Hughes, pursuant to which Mr. Hughes will serve as our CEO, effective May 2, 2011. Because Mr. Hughes did not serve as an executive officer in 2010, there is no compensation information to report for him with respect to 2010. A description of our employment agreement and related compensation arrangements with Mr. Hughes is set forth under the caption "Narrative Disclosure and Employment Agreements." Mr. McNierney will remain the Company's CEO, President and Chief Operating Officer until Mr. Hughes' assumption of the office of Chief Executive Officer and thereafter intends to resign from the Company to pursue other business opportunities.

        Mr. Gleacher served as our CEO from February 21, 2010 to October 27, 2010. In addition, Lee Fensterstock served as our CEO during 2009 and for part of 2010 and departed on February 21, 2010. Robert I. Turner served as our Chief Financial Officer ("CFO") during 2009 and departed on March 31, 2010. The compensation information for Messrs. Fensterstock and Turner is included herein pursuant to the rules of the SEC.

        JEFFREY H. KUGLER has served as the Company's Chief Financial Officer since March 2010. Mr. Kugler joined the Company's broker dealer subsidiary, Gleacher Securities, in March 2008 as Chief Operations Officer and Controller, serving as Controller through June 2010. Mr. Kugler has over 20 years of experience in the securities and financial services industries. From 2003 to 2007, Mr. Kugler worked at Pershing LLC (a subsidiary of the Bank of New York Mellon), the largest correspondent services and clearance corporation, as a vice president of their account management group. From 1996 to 2002, Mr. Kugler worked at Gruntal & Co., LLC, a full service independent broker dealer, in various capacities, serving as Corporate Controller, Chief Administrative Officer of Capital Markets and a member of the firm's credit committee. From 1995 to 1996, Mr. Kugler was responsible for broker dealer reporting at Prudential Securities Incorporated. From 1989 to 1995, Mr. Kugler was a Divisional Vice President at PaineWebber Incorporated, serving in a variety of financial management positions in finance, regulatory reporting and merchant banking. Mr. Kugler received his B.A. from Rutgers University and is a registered C.P.A. in the states of New York and New Jersey.

        PATRICIA ARCIERO-CRAIG joined the Company in 1997. She has been General Counsel and Secretary of the Company and Gleacher Securities since 2007. From 2003 to 2007, Ms. Arciero-Craig served as Deputy General Counsel of Gleacher & Company and, prior to 2003, she served as Associate General Counsel. Prior to joining Gleacher & Company in 1997, she was an attorney with the law firm of Harris Beach PLLC, where she practiced in the fields of commercial litigation, bankruptcy and restructuring. Ms. Arciero-Craig received a J.D. (cum laude) from Albany Law School of Union

University and a Bachelor of Arts degree from Fairfield University. Ms. Arciero-Craig is a member of the Securities Industry and Financial Markets Association.

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis describes our compensation policies and decisions, generally and specifically with respect to 2010, as they relate to the Company's executive officers named in the tables below (our "named executive officers" or "NEOs").

Executive Summary

        Compensation decisions for our NEOs are made by our Executive Compensation Committee. NEO compensation consists principally of a base salary paid in cash and incentive compensation paid either in cash, equity grants or a combination of cash and equity.

        Incentive compensation typically represents a larger compensation opportunity for our NEOs than does salary compensation. As a general matter, the Executive Compensation Committee does not establish formulas for incentive compensation but rather retains full discretion in the amount and type of incentive compensation awarded. In making these decisions, the Executive Compensation Committee applies a pay-for-performance philosophy that considers the performance of the individual executive, the performance of the Company and other factors.

        The year 2010 was challenging for us as a result of the volatile financial markets, the continuing adverse impact on the investment banking industry of the 2008 financial crisis and ensuing recession, and significant senior management changes. In addition, the Company's financial performance declined in 2010 compared to 2009.

        Despite the difficult business environment and leadership transition, we continued to make progress in 2010. The Company's long-term strategic plan is to build a full-service institutional firm with sufficient capital and a diverse product set. Our NEOs have been charged with implementing this plan and, in 2010, they successfully implemented elements of that plan. We focused on consolidating our principal operations under the "Gleacher" brand. We established the foundation for entering the non-depository residential mortgage lending business and launched that initiative in January 2011 through acquisition. We increased headcount, particularly in our Equities business and consolidated certain of our offices. We also implemented substantial structural changes by reincorporating in Delaware, eliminating our classified board of directors and redeeming our outstanding preferred stock. While we recorded a net loss in 2010, we believe that this resulted principally from investments in our business capabilities at a time of depressed revenue opportunities in the industry, and that, despite 2010's financial results, we are better prepared for the future as a result. These circumstances and achievements were the factors considered by our Executive Compensation Committee in determining NEO compensation for 2010.

        The Executive Compensation Committee's primary goals in determining total compensation for 2010 included stabilizing the Company's management team and rewarding the NEOs for a high level of individual performance under demanding circumstances, including establishing a solid business platform on which to build for the future. We discuss these goals and the decision-making process below.

        In 2010, the Executive Compensation Committee's decisions were affected by several significant, non-routine factors, which are described below:

  •
  We continued the operational and strategic repositioning that began in September 2007 when the Company closed a $45.8 million capital infusion from an affiliate of MatlinPatterson Global Opportunities Partners II. Following the recapitalization, the Company implemented a restructuring plan, which first involved properly sizing the Company infrastructure, followed by acquisitions and further capital raising. In 2010, we integrated divisions, consolidated certain of our offices to better cross leverage each of our businesses, expanded our Equities business, launched a residential mortgage lending initiative and unified our principal operations under the "Gleacher" brand. This long-term project has been undertaken during the most stressful period for our industry in 80 years.

  •
  To support our long-term operational and governance objectives, management implemented substantial changes to our organic and governance structure, including reincorporating in Delaware and eliminating the classified structure of our Board of Directors.

  •
  We underwent several significant changes in senior management, including the departures of Mr. Fensterstock as our CEO in February 2010 and Mr. Turner as our CFO in March 2010. In response, Mr. Gleacher and Mr. McNierney assumed additional responsibilities in order to maintain management stability and continuity. In addition, Mr. Kugler expanded his role in our finance department by assuming the role of CFO. Ms. Arciero-Craig, our General Counsel, played a key role throughout the year by continuing to manage the legal aspects of these changes while also supervising the day-to-day legal, compliance and internal audit functions.

        The management changes that occurred in 2010 particularly affected the Executive Compensation Committee's decisions and influenced its view on individual performance, as well as the process by which incentive compensation decisions were made. As described below, the Executive Compensation Committee set bonus levels for Messrs. Gleacher and McNierney in October 2010 in connection with realignment of their responsibilities. While annual bonuses are normally determined after year-end, the Committee took this action to provide certainty to these NEOs regarding the value it placed on their continued efforts to support the Company during the management transition. In addition to the acceleration of a decision on his annual incentive bonus, Mr. McNierney was awarded an option grant with respect to two million shares of the Company's common stock in November 2010. The Executive Compensation Committee determined that such actions were appropriate and desirable in light of circumstances at the time, including Mr. McNierney's assumption of the duties of CEO. Mr. Kugler and Ms. Arciero-Craig received cash and equity bonuses due to their strong efforts during 2010.

Responsibility for Compensation Decisions

        The Executive Compensation Committee is responsible for discharging the responsibilities of our Board relating to compensation and, in particular, for implementing and reviewing executive compensation plans, policies and programs. Our Executive Compensation Committee currently consists of Messrs. Cohen, Gerard (Chair), Patterson and Rohde. Each of these directors is independent, except for Mr. Patterson, who is not viewed by the Board as independent because of his affiliation with MatlinPatterson (a significant stockholder with which we occasionally engage in commercial transactions), although he is not an executive officer or employee of the Company.

        Over the years, the Executive Compensation Committee has developed:

  •
  a pay-for-performance philosophy for compensating NEOs, which it believes can most effectively motivate our NEOs to make sound business decisions;

  •
  a menu of compensation elements, which it can adjust on a per-NEO basis, as well as from year to year, to deliver the compensation package it believes most supportive of achieving our corporate objectives; and

  •
  a process for collecting pertinent information, including advice from independent compensation consultants, evaluating such information and ultimately making decisions regarding NEO compensation.

        The Executive Compensation Committee reports its decisions regarding NEO compensation to the Board and submits significant and non-routine matters to the Board for deliberation and recommendation. The Executive Compensation Committee also reviews and supervises, in coordination with management, the overall compensation policies for the Company.

Compensation Philosophy and Objectives

        In general, our NEO compensation practices are predicated on a pay-for-performance philosophy. This policy is intended to:

  •
  align executive pay with the performance of the NEO and the Company;

  •
  provide our NEOs with financial incentives to promote the favorable performance of the Company over the long term;

  •
  align the compensation of our NEOs with changes in stockholder value; and

  •
  allow us to attract and retain key talent in a keenly competitive business.

        Because the Executive Compensation Committee believes that there are multiple, dynamic compensation factors that contribute to success at both the individual and business level, it has generally not adopted strict formulas for NEO compensation. Rather, it relies primarily on a discretionary approach in which it sets executive compensation levels on a case-by-case, year-by-year basis.

Review and Process

        In determining compensation of the NEOs, the Executive Compensation Committee considers the following factors, among others:

  •
  the individual roles and responsibilities of each NEO;

  •
  the degree to which the Company achieved its strategic and financial goals for the year;

  •
  how the NEOs contributed to the Company's overall financial and operational performance;

  •
  data regarding competitors' pay practices;

  •
  any employment agreement or other relevant contractual obligation;

  •
  compensation paid to the NEOs in prior years;

  •
  changes in stockholder value over time; and

  •
  prevailing macro-economic conditions.

        In the past, our CEO has typically considered individual NEO performance and provided a compensation recommendation to the Executive Compensation Committee for each NEO, other than himself. With respect to 2010, Mr. Gleacher made a recommendation with respect to Mr. McNierney's compensation, and Mr. McNierney made recommendations with respect to Mr. Kugler and Ms. Arciero-Craig. While the CEO does not make a recommendation with respect to his own compensation, he has historically evaluated his own performance for the year and presented a summary of accomplishments to the Executive Compensation Committee. The Executive Compensation Committee considers this information, along with the other information described above, in making decisions regarding NEO compensation.

Compensation Elements

        Compensation for our NEOs consists of the following principal elements:

  •
  base salary;

  •
  cash bonuses; and

  •
  long-term equity incentives.

        These compensation elements are described below.

        Base Salaries.    Base salaries are set at levels that the Executive Compensation Committee believes are competitive with those of executives in similar positions at comparable financial services companies. Base salaries occasionally are raised as a reward for superior performance, in connection with a promotion or as a means to attract or retain necessary executive talent. The 2010 base salaries of Messrs. Gleacher, McNierney, Fensterstock and Turner were agreed upon in their employment agreements.

        Cash Bonuses.    Cash bonuses are a form of incentive compensation intended to reward successful achievement of objectives. Cash bonuses for our NEOs are generally not based on specific formulas, but rather are made at the discretion of the Executive Compensation Committee, which considers the factors described above in making decisions.

        Long-Term Equity Incentives.    Long-term equity incentive awards are designed to focus executives on long-term Company performance, to promote retention and to align a significant component of our NEOs' compensation with changes in stockholder value. Except where an employment agreement provides for a specific grant (as was the case with respect to RSUs granted to Mr. McNierney in January 2010), equity awards are made at the discretion of the Executive Compensation Committee rather than pursuant to specific formulas. Long-term equity incentive awards have historically taken the form of RSUs, restricted stock awards or stock options. The Executive Compensation Committee sets the vesting terms at the time of grant.

        The Executive Compensation Committee typically awards incentive compensation awards annually, determining the amount and nature of the award for each NEO shortly after year-end to reflect performance for the most recently completed year. Incentive awards are occasionally made at other times, as in the case of the option grant to Mr. McNierney in November 2010, to address specific circumstances, such as new hires, promotions, retention concerns and other specific corporate objectives. Incentive compensation awards made on the annual cycle are usually comprised of a combination of cash bonuses and long-term equity incentive awards.

        In 2010, the Executive Compensation Committee made long-term equity incentive awards on three bases:

  •
  RSUs awarded to Mr. Kugler and Ms. Arciero-Craig as a form of payment of annual incentive compensation with respect to their performance in 2010;

  •
  RSUs awarded to Mr. McNierney pursuant to his employment agreement; and

  •
  a stock option awarded to Mr. McNierney to compensate him for assuming the duties of CEO and to incentivize him to remain focused on his important work in advancing the Company's long-term strategic plan even as the Company considered alternative CEO candidates.

        Incentive compensation has historically represented a large portion of total compensation paid to our NEOs. For example, as to NEO compensation paid with respect to 2010 performance, incentive compensation as a percentage of total compensation ranged from 72% to 92%. This practice is designed to provide the Executive Compensation Committee flexibility to vary compensation from year to year to reflect each NEO's and the Company's performance. In addition, a large portion of incentive compensation is typically paid in the form of long-term equity incentive awards that vest over time. This practice is designed to support our objectives of retaining top talent, creating alignment between changes in stockholder value and pay realized by executives and encouraging a long-term focus. The portion of incentive compensation that is paid in equity rather than cash is not predetermined, but rather is determined by the Executive Compensation Committee at the time of grant to reflect a variety of considerations, such as the size of the total award and each NEO's stock ownership level.

        Equity-based awards generally are granted as of the date of approval, although the RSUs granted firm-wide to NEOs and other employees in respect of the 2010 annual incentive awards were granted to coincide with the payment date of cash bonuses to our employees generally.

        The amount and mix (cash versus equity) of NEO compensation is also affected by any applicable employment agreements or other contractual obligations. As with most companies in our industry, employment agreements are intended to attract and retain qualified executives who may have other employment opportunities that appear more attractive absent these contracts. The terms of these employment agreements can vary substantially one from another. In particular, the degree to which the Company (and therefore the Executive Compensation Committee) retains discretion over compensation decisions can be a topic of considerable negotiation. However, even where an employment agreement is very formulaic as to future compensation, the Executive Compensation Committee exercises control over that outcome because it would have been responsible for approving such contract. See the discussion under the heading "Narrative Disclosure and Employment Agreements" for more information regarding our employment agreements.

Role of Independent Compensation Consultant

        General.    The Executive Compensation Committee has historically engaged an independent compensation consultant to advise it and has engaged FW Cook & Co. in recent years, including 2010. During 2010, FW Cook & Co. assisted management in completing a compensation program risk assessment, assisted in the preparation of our 2010 proxy statement compensation disclosures, conducted a competitive analysis of non-employee director compensation among peer group companies, and assisted with ongoing compensation issues. Representatives of FW Cook & Co. attend meetings of the Executive Compensation Committee as requested by the Committee chairman.

        FW Cook & Co. has no other financial relationships with the Company and works with management only at the request of the Executive Compensation Committee to obtain data and other information necessary for advising and supporting the Executive Compensation Committee.

        2009 Peer Group Analysis.    To provide competitive context to the Executive Compensation Committee, in 2009 FW Cook & Co. analyzed executive compensation levels and incentive program structures and design within a peer group of similarly sized, publicly traded investment banking and brokerage firms for the years 2004 through 2008. FW Cook & Co. determined the membership of the peer group with input from the Executive Compensation Committee and management. The peer group consisted of the following companies:

Cowen Group	Jefferies Group	Lazard Ltd.
Evercore Partners	JMP Group	Piper Jaffray
FBR Capital Markets	KBW	Thomas Weisel Partners
Greenhill & Co.	Knight Capital

        FW Cook & Co.'s analysis examined the structure of incentive compensation programs as well as a history of compensation for named executive officers in each of the peer companies. The analysis examined the following:

  •
  all components of total direct compensation (base salary, annual incentives and long-term incentives) for the named executive officers among the peer companies for the years 2004 through 2008;

  •
  the equity carried interest levels (i.e., stock ownership as a percent of outstanding common shares) for the named executive officers among the peer companies;

  •
  the design features of annual and long-term incentive programs of the peer companies;

  •
  compensation and benefits expense as a percent of peer company net revenues;

  •
  Company performance versus its peer companies on a variety of bases; and

  •
  the aggregate annual share usage, potential share dilution, and economic cost of annual long-term incentive awards as a percent of each peer company's market capitalization and revenues.

        The Executive Compensation Committee used the peer group data provided by FW Cook & Co. to gain an understanding of market practices at the time with regard to the design and magnitude of executive compensation. The Executive Compensation Committee did not use this information, either in 2009 or 2010, to directly determine specific compensation levels, nor did it target a specific percentile positioning versus the Company's peers for NEO compensation. In making compensation decisions, the Executive Compensation Committee has considered FW Cook & Co.'s competitive analysis together with the other factors discussed in this Compensation Discussion & Analysis.

        The Executive Compensation Committee did not ask FW Cook & Co. to update the peer data for purposes of making 2010 incentive compensation decisions because it believed that the information in the analysis was adequately current for its purposes, based on its knowledge of our industry and associated compensation trends.

Backdrop for 2010 NEO Compensation Decisions

        In 2010, several non-routine influences significantly affected decisions made by the Executive Compensation Committee regarding NEO compensation. These influences are summarized below.

        Operational and Strategic Repositioning.    The last four years have been transformational for the Company. We have substantially repositioned our business by:

  •
  raising capital;

  •
  eliminating underperforming or non-strategic businesses;

  •
  executing a restructuring plan to properly size infrastructure; and

  •
  hiring employees for, or acquiring, high-potential business units.

        At the direction of the Board and under the management of our NEOs, the Company continued to pursue this strategy in 2010 with a focus on further developing, integrating and utilizing the platform resulting from this restructuring. We added important hires in our Equities business, including in connection with our launch of a specialized equity research group focused on the health care industry and the expansion of our equity trading group generally, and we prepared for the launch in January 2011 of a residential mortgage business initiative through acquisition and consolidated certain of our offices to New York City. Management also rebranded our principal operations under the "Gleacher & Company" brand. These projects required significant time and effort in conceptualizing, designing and implementing.

        Changes to Organic and Governance Structure.    Our NEOs also focused in 2010 on several major changes to the Company's organic and governance structure. These changes included:

  •
  reincorporating the Company from New York to Delaware;

  •
  eliminating the classified structure of the Board so that directors are nominated and elected annually instead of on a three-year cycle;

  •
  adopting further changes to our charter and bylaws as a result of analysis of corporate governance trends and related "best practices;" and

  •
  consolidating our operations under a unified brand to promote name recognition and capitalize on the Gleacher reputation in investment banking and financial services.

        Also, after financial analysis and negotiation with the holder, in September 2010 we also redeemed our outstanding preferred stock to simplify our balance sheet and eliminate non-tax deductible interest expense.

        Each of these initiatives involved time-consuming study and comparative analysis, investigations to determine indirect consequences of these and alternative actions, discussion with our business, legal, governance and financial and accounting functions and advisors to balance the Company's interests, preparing recommendations to the Board and implementing the approved action plans.

        Management Restructuring.    In 2010, we underwent several significant changes in senior management, as summarized in the following table and further described in the narrative that follows:

Mr. Lee Fensterstock	Former CEO and director; departed in February 2010
Mr. Eric Gleacher	Chairman of the Board; assumed the additional responsibilities of CEO upon the departure of Mr. Fensterstock in February 2010 until October 2010
Mr. Robert I. Turner	Former CFO; departed in March 2010
Mr. Jeffrey H. Kugler	Company Controller; assumed the responsibilities of CFO upon the departure of Mr. Turner in March 2010
Mr. Peter J. McNierney	President and Chief Operating Officer; assumed the additional responsibilities of CEO in October 2010

        In order to maintain management stability and continuity upon Mr. Fensterstock's departure from the Company, Mr. Gleacher, who served at that time as our Chairman of the Board, assumed the additional responsibilities of CEO. Mr. Gleacher had joined our Board in June 2009 with the expected duties, in addition to those as Chairman, of supporting the Company's corporate clients on their strategic initiatives. He had not been expected to assume overall management responsibility for the Company.

        In October 2010, the Board instituted a search for a permanent CEO, and Mr. Gleacher resumed his full-time, client-oriented role. The Board asked Mr. McNierney, who then served as our President and Chief Operating Officer, and had served as our CEO from June 2006 until September 2007, to act as CEO on an interim basis pending completion of the executive search. The executive search resulted in the appointment of Mr. Hughes as CEO, effective May 2, 2011.

        These events presented formidable challenges to the Company, significantly influencing the Executive Compensation Committee's decisions and its views on individual performance, and affected the process in which incentive compensation was awarded. In responding to these challenges, the Executive Compensation Committee and the Board as a whole set as a high priority maintaining a stable management team with the skills, institutional continuity and knowledge and the ability to inspire confidence in the Company's non-executive professionals to drive the Company forward in a critical time in the economic business cycle and an equally critical time in the Company's development.

        When Messrs. Fensterstock and Turner left the Company, they each entered into agreements with the Company with respect to post-employment rights and responsibilities. These agreements, described below under the caption "Narrative Disclosure and Employment Agreements," were based generally on these executive's then-existing employment agreements as a construct for severance pay and post-employment benefits.

        2010 Financial Results.    We recorded disappointing financial results in 2010 compared to 2009 and compared to our financial objectives. For the year ended December 31, 2010, net revenues from continuing operations were $270.9 million, compared to $341.8 million for the year ended

December 31, 2009, primarily due to decreases in revenues in the MBS/ABS & Rates, Corporate Credit and Other segments. The business environment, particularly through the middle half of 2010, was challenging, the investment banking industry continuing to suffer from the lingering effects of the financial crisis of 2008 and the recession that followed. We reported a net loss of $20.6 million for 2010, compared to net income of $54.9 million for 2009. In addition to the decrease in our revenues described above, our operating results were impacted by an increase in compensation expense of approximately $15.6 million directly or indirectly related to the management changes discussed above, as well as non-cash charges of approximately $6.7 million resulting from changes in our equity compensation program (which were not applicable to any of our NEOs) relating to prior-year equity compensation.

Decisions with Respect to 2010 NEO Compensation

        In setting 2010 NEO compensation, the Executive Compensation Committee considered all of the various factors described above. Its decisions, and the rationale for those decisions, are described below.

        Base Salary.    The 2010 base salaries of Messrs. Gleacher ($350,000), McNierney ($300,000), Fensterstock ($350,000) and Turner ($250,000) were each prescribed by the terms of their respective employment agreements with the Company. The 2010 base salary of Ms. Arciero-Craig ($250,000) had been determined previously by the Executive Compensation Committee. Mr. Kugler's base salary in 2010 had also been previously set by the Executive Compensation Committee, and was increased from $225,000 to $250,000 subsequent to Mr. Kugler's assumption of the role of CFO.

        2010 Annual Incentive Award Determinations.    Set forth below is a description of the annual incentive awards made to each NEO with respect to their performance in 2010 and an explanation of the factors considered by the Executive Compensation Committee in making these awards. Other than the Section 162(m) threshold goal described below under the heading "Section 162(m)" below, the Executive Compensation Committee did not condition 2010 annual incentive awards to our NEOs on the achievement of specific corporate objectives, but rather considered the function, responsibilities and contributions of each of our NEOs and exercised discretion in assessing both the contribution potential of each of our NEOs and the extent to which that potential was achieved.

        The annual incentive awards described below took the form of cash or cash and RSU grants, in each case paid in February 2011. In accordance with SEC reporting rules, the cash payments are reflected in the Summary Compensation Table for 2010. The RSUs are not reflected in any of the compensation tables for 2010, but rather will be reported in those tables for 2011.

        2010 Annual Incentive Awards — Mr. Gleacher.    Other than with respect to the Section 162(m) threshold goal that was required to be met in order for the NEOs to be eligible for 2010 annual incentive awards, the Executive Compensation Committee did not establish a specific formula to determine the level of the 2010 annual incentive award for Mr. Gleacher. The Executive Compensation Committee considered Mr. Gleacher's overall contributions to the Company in considering his 2010 annual incentive award. The Executive Compensation Committee assigned considerable weight to the increased responsibilities Mr. Gleacher assumed with respect to day-to-day management of the Company upon the departure of Mr. Fensterstock in February 2010. In such position, he had overall responsibility for the Company's operations until he was succeeded as CEO in October by Mr. McNierney, at which time Mr. Gleacher resumed his full-time role of further building our investment banking franchise and advising our corporate clients. The temporary assumption of the position of CEO was a significant departure from expectations when Mr. Gleacher joined the Company as Chairman of the Board in June 2009. In addition, the Executive Compensation Committee considered the following factors in determining Mr. Gleacher's 2010 annual incentive award:

  •
  Mr. Gleacher's role in the continued development of the Company's long-term strategic plan;

  •
  Mr. Gleacher's effective implementation of key steps in that plan;

  •
  Mr. Gleacher's management of the other NEOs and his assumption of ultimate responsibility for the performance of the Company;

  •
  the Company's overall financial performance; and

  •
  Mr. Gleacher's total compensation relative to the historical compensation paid to chief executive officers of our peer companies and general industry practices among comparably sized companies.

        The Executive Compensation Committee did not establish a specific weighting for each of the factors listed above, but rather considered all of the factors together. Based on these considerations, the Executive Compensation Committee conditionally awarded Mr. Gleacher a 2010 annual incentive award consisting of a cash bonus of $3.875 million. Although this determination was conditionally made in October 2010, payment was not made until February 15, 2011. The Executive Compensation Committee has historically made incentive compensation decisions early in the year following the year under consideration. In 2010, however, because of the unusual management changes and the completion of Mr. Gleacher's tenure as CEO, the Executive Compensation Committee determined that it was appropriate to evaluate Mr. Gleacher's performance (and, as discussed below, that of Mr. McNierney) coincident with the transition of responsibilities that occurred in October 2010.

        The Executive Compensation Committee did not award Mr. Gleacher equity compensation in respect of his 2010 annual incentive payment because his current equity holdings, representing approximately 11% of our outstanding shares, were deemed sufficient by the Executive Compensation Committee to ensure strong alignment between his interests and those of our stockholders generally.

        2010 Annual Incentive Awards — Mr. McNierney.    Other than with respect to the Section 162(m) threshold goal that was required to be met in order for the NEOs to be eligible for 2010 annual incentive awards, the Executive Compensation Committee did not establish a specific formula to determine the level of the 2010 annual incentive award for Mr. McNierney. To determine Mr. McNierney's 2010 annual incentive award, the Executive Compensation Committee considered the following factors:

  •
  the significant increase in responsibilities entailed in assuming the responsibilities of CEO;

  •
  Mr. McNierney's individual performance during our 2010 fiscal year, during which he played a pivotal role in designing and implementing key components of the Company's long-term strategic plan, including consolidating and promoting brand identity and expanding the Company's business, acquiring a mortgage origination business and hiring experienced and talented professionals in the Company's business units;

  •
  Mr. McNierney's coordination of our operational, financial and legal functions to efficiently achieve these objectives while running the Company's business operations;

  •
  the recommendation of Mr. Gleacher;

  •
  the Company's overall financial performance; and

  •
  the 2009 peer group analysis prepared by FW Cook & Co., as well as an assessment of 2010 performance relative to Mr. McNierney's performance in 2009 and the incentive award made to him in respect of that performance.

        The Executive Compensation Committee did not establish a specific weighting for each factor, but rather considered all of the factors together. Based on these considerations, the Executive Compensation Committee awarded Mr. McNierney a 2010 annual incentive award consisting of a cash bonus of $1.875 million.

        As with Mr. Gleacher, the Executive Compensation Committee made its conditional determination regarding annual incentive compensation for Mr. McNierney in October 2010, coincident with the transition in management responsibilities that occurred at that time. The Executive Compensation Committee believes this was appropriate due to Mr. McNierney's year-to-date contributions to the Company, his continuing dedication to the Company through challenging times and his assumption of the duties of CEO, while the Board considered candidates for the position of CEO.

        2010 Annual Incentive Awards — Mr. Kugler.    Other than with respect to the Section 162(m) threshold goal that was required to be met in order for the NEOs to be eligible for 2010 annual incentive awards, the Executive Compensation Committee did not establish a specific formula to determine the level of 2010 annual incentive awards for Mr. Kugler. The Executive Compensation Committee considered the following factors in setting Mr. Kugler's 2010 annual incentive compensation:

  •
  Mr. Kugler's individual performance during our 2010 fiscal year, including overseeing significant improvements to the Company's financial reporting, risk oversight and liquidity and capital management processes;

  •
  the recommendation of Mr. McNierney;

  •
  the Company's overall financial performance; and

  •
  Mr. Kugler's total cash compensation and long-term equity compensation relative to the historical compensation paid to chief financial officers of our peer companies and general industry practices among comparably-sized companies.

        As with our other NEOs, the Executive Compensation Committee did not establish a specific weighting for each factor, but rather considered all of the factors together. Based on these considerations, the Executive Compensation Committee awarded Mr. Kugler a 2010 annual incentive award valued at $650,000, consisting of a $450,000 cash bonus and $200,000 in the form of a long-term equity incentive award. The Equity Grant Subcommittee of the Executive Compensation Committee determined that the portion of the 2010 annual incentive award to be paid in the form of equity should be granted in the form of RSUs vesting in equal installments on each of the first three anniversaries of the date of grant. The number of shares subject to this grant was calculated by dividing the intended dollar value of the grant by the fair market value of the Company's common stock on the date of grant. The Executive Compensation Committee believed that, given Mr. Kugler's total compensation, the allocation of his 2010 annual incentive award between cash and equity (with approximately 31% of the award made in equity) was appropriate.

        2010 Annual Incentive Awards — Ms. Arciero-Craig.    Other than with respect to the Section 162(m) threshold goal that was required to be met in order for the NEOs to be eligible for 2010 annual incentive awards, the Executive Compensation Committee did not establish a specific formula to determine the level of 2010 annual incentive awards for Ms. Arciero-Craig. The Executive Compensation Committee considered the following factors in setting Mr. Arciero-Craig's 2010 annual incentive compensation:

  •
  Ms. Arciero-Craig's individual performance during our 2010 fiscal year, including her role in managing the legal aspects of the significant changes to the Company's organic and governance structure executed in 2010, as well as managing the Company's compliance and internal audit departments through a period of substantial Company growth in an environment of increasing regulatory complexity;

  •
  the recommendation of Mr. McNierney;

  •
  the Company's overall financial performance; and

  •
  Ms. Arciero-Craig's total cash compensation and long-term equity compensation relative to the historical compensation paid to the general counsels of our peer companies and general industry practices among comparably-sized companies.

        As with our other NEOs, the Executive Compensation Committee did not establish a specific weighting for each factor, but rather considered all of the factors together. Based on these considerations, the Executive Compensation Committee awarded Ms. Arciero-Craig a 2010 annual incentive award valued at $650,000, consisting of a $450,000 cash bonus and $200,000 in the form of a long-term equity incentive award. The Equity Grant Subcommittee of the Executive Compensation Committee determined that the portion of the 2010 annual incentive award to be paid in the form of equity should be granted in the form of RSUs vesting in equal installments on each of the first three anniversaries of the date of grant. The number of shares subject to this grant was calculated by dividing the intended dollar value of the grant by the fair market value of the Company's common stock on the date of grant. The Executive Compensation Committee believed that, given Ms. Arciero-Craig's total compensation, the allocation of her 2010 annual incentive award between cash and equity (with approximately 31% of the award made in equity) was appropriate.

        2010 Annual Incentive Awards — Messrs. Fensterstock and Turner.    Neither Mr. Fensterstock nor Mr. Turner was granted any incentive compensation in respect of 2010.

        Additional Long-term Equity Incentive Awards.    Mr. McNierney was awarded a long-term equity incentive award in the form of 125,000 RSUs on January 1, 2010 pursuant to his September 2007 employment agreement (which has expired – see the discussion under the heading "Narrative Disclosure and Employment Agreements" below), representing the last scheduled award under his employment agreement.

        In addition, in November 2010 the Executive Compensation Committee awarded Mr. McNierney an option grant with respect to two million shares of the Company's common stock having a grant date fair market value of $3.1 million. The Executive Compensation Committee concluded that this long-term equity incentive award was necessary and appropriate in light of Mr. McNierney's assumption of the duties of CEO, while the Board considered candidates (including Mr. McNierney) for the position.

        Relative 2010 Compensation between NEOs.    In 2010, as in prior years, there were considerable differences in the compensation paid to our NEOs. The reasons for these differences are described below.

        Messrs. Gleacher and McNierney each received compensation in respect of their services to the Company in 2010 that significantly exceeded the compensation paid to our two other NEOs, Ms. Arciero-Craig and Mr. Kugler. In 2010, Messrs. Gleacher and McNierney at different times assumed responsibility as our CEO. Throughout the year, in their capacities as CEO, Chief Operating Officer and executive Chairman of the Board, these officers shared ultimate responsibility for managing the Company through the departure of our previous CEO and CFO and maintaining management and operational stability during a challenging year while nevertheless achieving numerous strategic objectives. They were also responsible for directing and overseeing the performance of our other NEOs. Mr. Gleacher assumed this role, which departed substantially from his expected role with the Company, on short notice. For these reasons, our Executive Compensation Committee determined that these two NEOs merited significantly greater compensation than our other NEOs.

        Mr. Gleacher received a cash bonus with respect to 2010 of $3.875 million, which exceeded Mr. McNierney's cash bonus of $1.875 million. Considering only base salary and cash incentive compensation, Mr. Gleacher, as both our executive Chairman and CEO for most of the year, was paid significantly more than Mr. McNierney with respect to 2010 performance. However, the grant date fair market value of the option awarded to Mr. McNierney in November 2010 was such as to provide to him an overall compensation package in excess of Mr. Gleacher's. The Executive Compensation Committee did not have any preconceived view as to which of Messrs. Gleacher and McNierney should receive more compensation. Rather, its decisions were made on an NEO-by-NEO basis, considering the unique circumstances at the time, including all of the factors described above. Mr. McNierney's critical role in further advancing the Company's long-term strategic plan, and his role in providing institutional cohesiveness and knowledge, among other factors, led the Executive Compensation Committee to conclude that a long-term equity incentive award for Mr. McNierney was appropriate and desirable at the time that the option was awarded to Mr. McNierney.

        Mr. Kugler and Ms. Arciero-Craig received compensation that was less than that paid to Messrs. Gleacher and McNierney due largely to the fact that their responsibilities are inherently more limited in the breadth of Company functions for which they are accountable.

        While these considerations impacted the 2010 compensation of our NEOs, the Executive Compensation Committee has substantial discretion in setting compensation for 2011 and beyond and may place greater weight on different criteria in the future.

Section 162(m)

        Section 162(m) of the Internal Revenue Code generally permits a tax deduction to public corporations for compensation over $1 million awarded in any fiscal year to a corporation's chief executive officer and certain other highly compensated executive officers only if the compensation qualifies as being performance-based under Section 162(m). We endeavor to structure our compensation policies to qualify as performance-based under Section 162(m) whenever it is reasonably possible to do so while meeting our compensation objectives. To ensure that annual incentive awards for 2010 would be considered performance-based compensation under Section 162(m) (and therefore tax-deductible to the Company), the Executive Compensation Committee established a threshold performance goal for each NEO under the 2007 Incentive Compensation Plan (the "ICP"). As a pre-requisite to paying 2010 annual incentive awards to our NEOs, the Company had to achieve net revenues for the year ended December 31, 2010 in excess of $150 million.

        The Board and the Executive Compensation Committee reserve the authority to award nondeductible compensation to executive officers in appropriate circumstances. In addition, it is possible that some compensation paid pursuant to certain equity awards that have already been granted may be nondeductible as a result of Section 162(m).

SUMMARY COMPENSATION TABLE

        The following table sets forth certain information regarding compensation of (i) each person who served as CEO during fiscal year 2010, (ii) each person who served as CFO during fiscal year 2010, and (iii) the Company's three most highly compensated executive officers other than the CEO and CFO who were serving as executive officers as of December 31, 2010 (collectively referred to as the "Named Executive Officers" or the "NEOs").

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Stock Awards ($)(2)(3)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Eric J. Gleacher*	2010	$350,000		$3,875,000	$—		$—	$—		$—	$—		$4,225,000
Chairman	2009	200,577	(4)	—	—		—	—		—	—		200,577
Peter J. McNierney*	2010	300,000		1,875,000	2,087,781		3,092,000	—		—	—		7,354,781
CEO, President and Chief	2009	300,000		1,250,000	682,498		—	—		—	—		2,232,498
Operating Officer	2008	300,000		700,000	192,500		699,000	—		—	—		1,891,500
Jeffrey H. Kugler†	2010	235,417	(5)	450,000	46,942		—	—		—	—		732,359
CFO
Patricia A. Arciero-Craig	2010	250,000		450,000	211,235		—	—		—	—		911,235
Secretary and General	2009	250,000		450,000	50,000		—	—		—	—		750,000
Counsel	2008	241,666		200,000	196,250		—	—		—	—		637,916
Lee Fensterstock*	2010	49,135		—	1,115,000		—	—		—	309,988	(6)	1,474,123
Former CEO	2009	350,000		787,500	10,637,782	(7)	—	2,362,500	(8)	—	—		14,137,782
	2008	350,000		1,600,000	576,250		2,330,000	—		—	—		4,856,250
Robert I. Turner†	2010	62,500		—	938,823		—	—		—	195,459	(6)	1,196,782
Former CFO	2009	250,000		800,000	99,999		—	—		—	—		1,149,999
	2008	198,878		350,000	828,000		—	—		—	37,570		1,414,448

*
Mr. Fensterstock departed as CEO on February 21, 2010. Mr. Gleacher served as our CEO from February 21, 2010 through October 27, 2010. Mr. McNierney was appointed CEO on October 27, 2010.

†
Mr. Turner departed as CFO on March 31, 2010. Mr. Kugler has served as our CFO since that date.

(1)
Amounts set forth in this column include the cash portion of the annual incentive awards for 2010 for each NEO.

(2)
Amounts set forth in the Stock Awards and Option Awards columns represent the grant date fair value of awards made by the Company in the respective fiscal years. Grant date fair value has been determined in accordance with ASC 718. A discussion of the assumptions used in this valuation with respect to awards made in fiscal year 2010 may be found in Note 18 of the Company's consolidated financial statements for fiscal year 2010 contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2010. Discussions of assumptions used in prior fiscal years may be found in the corresponding footnotes for such fiscal years' consolidated financial statements. Stock awards for Messrs. Fensterstock and McNierney include awards stipulated by their respective 2007 employment agreements and, in accordance therewith, subsequently issued.

(3)
Stock Awards granted after the December 31, 2010 fiscal year end are not included in this column. For information regarding stock awards granted after the end of the fiscal year, see the discussion under the heading "Compensation Discussion and Analysis — Decisions with Respect to 2010 NEO Compensation."

(4)
Mr. Gleacher became an employee of the Company on June 6, 2009 following the closing of the Gleacher transaction. The salary reported here represents the salary received in respect of 2009 from that date.

(5)
Mr. Kugler's salary in 2010 reflects an increased annual rate effective August 2010.

(6)
Pursuant to the letter agreement, dated as of March 31, 2010 (the "Fensterstock Letter Agreement"), by and between the Company and Mr. Fensterstock, and the letter agreement, dated as of March 31, 2010 (the "Turner Letter Agreement"), by and between the Company and Mr. Turner, Messrs. Fensterstock and Turner were each entitled to 12 months of continued base salary and health benefits. Amounts shown are pro rated since the dates of their departures.

(7)
Includes $3,755,292 in respect of RSUs awarded in 2010, payable for achieving certain performance objectives relating to the 2009 fiscal year. This award has been included as part of 2009 compensation within the table above as it has been determined to have been granted in 2009 under ASC 718. The amount reported is the actual amount Mr. Fensterstock received based upon the achievement of such performance conditions.

(8)
Represents the cash portion of Mr. Fensterstock's incentive award payable for achieving certain performance objectives which relates to the 2009 fiscal year but was paid in 2010. The amount reported is the actual cash amount Mr. Fensterstock received based upon the achievement of such performance conditions.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR 2010

        The following table sets forth information regarding grants of compensation awards made to the Company's Named Executive Officers during the fiscal year ended December 31, 2010.

										All Other Stock Awards: Number of Shares of Stock or Units (#)(2)		All Other Option Awards: Number of Securities Underlying Options (#)
				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards							Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
		Grant Approval Date (if different)
Name	Grant Date(1)			Threshold ($)	Target ($)	Max. ($)	Threshold ($)	Target ($)	Max. ($)
Eric J. Gleacher	—	—		$—	$—	$—	$—	$—	$—	—		—		$—	$—
Peter J. McNierney	1/1/10	12/22/09	(3)	—	—	—	—	—	—	125,000	(3)	—		—	557,500
	2/11/10	1/21/10		—	—	—	—	—	—	383,529		—		—	1,530,281
	11/10/10	11/10/10		—	—	—	—	—	—	—		2,000,000	(4)	2.49	3,092,000
Jeffrey H. Kugler	2/11/10	1/20/10		—	—	—	—	—	—	11,765		—		—	46,942
Patricia A. Arciero-Craig	2/11/10	1/21/10		—	—	—	—	—	—	52,941		—		—	211,235
Lee Fensterstock	1/1/10	12/22/09	(3)	—	—	—	—	—	—	250,000	(3)(5)	—		—	1,115,000
Robert I. Turner	2/11/10	1/21/10		—	—	—	—	—	—	235,294	(5)	—		—	938,823

(1)
Reflects grant date and grant date fair value for equity-based awards as determined for financial statement reporting purposes under ASC 718.

(2)
All stock awards reported in this column will vest in equal annual installments over a three-year period commencing on grant date.

(3)
Stock awards to Messrs. McNierney and Fensterstock include those stipulated by their respective 2007 employment agreements and, in accordance therewith, subsequently issued.

(4)
Includes 650,000 shares underlying options which are vested and became exercisable on grant date. The remaining 1,350,000 shares underlying options vest in equal annual installments over a three-year period commencing on grant date.

(5)
In connection with the departures of Messrs. Fensterstock and Turner, such awards will continue to vest in accordance with the terms set forth in the Fensterstock Letter Agreement and the Turner Letter Agreement, as applicable. For further information, see the discussion under the heading "Potential Payments upon Termination or Change in Control" below.

NARRATIVE DISCLOSURE AND EMPLOYMENT AGREEMENTS

        The Company has employment agreements and letter agreements with Messrs. Gleacher and McNierney, our Chairman and our CEO, respectively, each of which is discussed below. Ms. Arciero-Craig, our General Counsel, does not have an employment agreement with us, but has entered into a non-compete and non-solicit agreement with us. Mr. Kugler, our CFO, does not have an employment agreement with us. The Company terminated its employment agreements with Mr. Fensterstock as of February 21, 2010 and with Mr. Turner as of March 31, 2010. Mr. Gleacher served as our CEO from February 21, 2010 to October 27, 2010, when Mr. McNierney was appointed CEO.

        Gleacher Employment Agreement.    In connection with the Gleacher transaction, the Company, Gleacher Securities, Gleacher Partners LLC ("Gleacher Partners") and Mr. Gleacher entered into an employment agreement that became effective on June 5, 2009 (the "Gleacher Employment Agreement").

        The Gleacher Employment Agreement provides that Mr. Gleacher will be employed for a three-year term commencing on June 5, 2009, automatically extended for one additional year upon the third anniversary of the effective date without any affirmative action, unless either party to the agreement provides at least six months' advance written notice to the other party that the employment period will not be extended. In addition, during the three-year term, when he is up for election, the Board shall nominate him for election as a member of the Board and he shall serve as Chairman of the Board. Mr. Gleacher is entitled to receive an annual base salary of $350,000 and to participate in the Company's Investment Banking Division's annual investment banking bonus pool. Mr. Gleacher is also entitled to receive employee benefits on such basis as is comparable to those provided to other senior employees of the Company, automobile transportation related benefits for business purposes that are no less favorable than those provided to him prior to the Gleacher transaction and reimbursement for all reasonable expenses incurred by him on the same basis as applied to him prior to the Gleacher transaction. Mr. Gleacher is also entitled to tax gross-up payments for any excise taxes he might incur as a result of payments made to him in connection with a change in control.

        In connection with the Gleacher Employment Agreement, the Company and Mr. Gleacher entered into a non-competition and non-solicitation agreement containing provisions regarding confidentiality, non-solicitation and other restrictive covenants.

        Mr. Gleacher was appointed CEO on February 21, 2010, upon the departures of Mr. Fensterstock, and Mr. Gleacher resigned from the position of CEO on October 27, 2010. For further information regarding the Gleacher Employment Agreement see the discussion under the heading "Potential Payments Upon Termination or Change in Control" below.

        On October 27, 2010, the Company and Mr. Gleacher entered into a letter agreement (the "Gleacher Letter Agreement"), pursuant to which Mr. Gleacher continued as Chairman and Mr. McNierney assumed the additional office of interim CEO. The Gleacher Letter Agreement provides that in connection with these changes and subject to the achievement of the pre-established Company performance goal approved by the Executive Compensation Committee, Mr. Gleacher was entitled to receive a cash bonus award of $3.875 million, to be paid (less applicable tax withholding) at such time as annual cash bonuses are paid to other executive officers of the Company, provided that the amount of such cash award will not exceed (i) the applicable percentage of the Company's net revenues for 2010 as approved by the Executive Compensation Committee, or (ii) the applicable limitations set forth in the Company's incentive compensation plan. This payment was made in full in February 2011.

        McNierney Employment Agreement.    Mr. McNierney and the Company were parties to an employment agreement that became effective September 21, 2007 and expired September 21, 2010 (the "McNierney Employment Agreement"). This agreement provided that Mr. McNierney would be:

  •
  President and Chief Operating Officer of the Company, appointed to the Board of Directors and thereafter nominated for election to the Board whenever his seat came up for reelection;

  •
  entitled to receive an annual base salary of $300,000;

  •
  entitled to participate in the Company's annual bonus pool;

  •
  entitled to receive employee benefits on such basis as is comparable to those provided to other senior executives of the Company; and

  •
  to be reimbursed for all reasonable expenses incurred by him.

        Under the McNierney Employment Agreement, the Company granted to Mr. McNierney RSUs in respect of 600,000 shares of the Company's common stock (vesting over a three-year period) as well as subsequent grants of RSUs in respect of an aggregate of 500,000 shares of common stock, over a period commencing on June 30, 2008 and ending January 1, 2010 (each such grant vesting over a three-year period, subject to Mr. McNierney's continued employment with the Company on such dates). The McNierney Employment Agreement also provided for tax gross-up payments for any excise taxes he might incur as a result of payments made to him in connection with a change in control.

        On September 21, 2010, the McNierney Employment Agreement expired, and the Company entered into a letter agreement with Mr. McNierney (the "McNierney Continued Employment Letter Agreement"). Pursuant to this agreement, all RSUs and stock options to acquire shares of Company common stock held by Mr. McNierney that were unvested as of September 21, 2010 vested and became non-forfeitable as of such date. The McNierney Continued Employment Letter Agreement also rolled forward a severance payment obligation to Mr. McNierney contained in the McNierney Employment Agreement under this arrangement. Upon any termination of Mr. McNierney's employment, he is entitled to receive a lump-sum cash severance payment of $756,000.

        The McNierney Continued Employment Letter Agreement also reaffirmed the continuing applicability of the confidentiality, non-competition and non-solicitation provisions contained in the McNierney Employment Agreement. For further information regarding the McNierney Continued Employment Letter see the discussion under the heading "Potential Payments Upon Termination or Change in Control" below.

        On October 27, 2010, the Company and Mr. McNierney entered into a letter agreement (the "McNierney Letter Agreement"), pursuant to which Mr. McNierney was appointed as the interim CEO, in addition to President and Chief Operating Officer. The McNierney Letter Agreement provides that in connection with these changes and subject to the achievement of the pre-established Company performance goal approved by the Executive Compensation Committee, Mr. McNierney was entitled to receive a cash award of $1.875 million, to be paid (less applicable tax withholding) at such time as annual cash bonuses are paid to other executive officers of the Company, provided that the amount of such cash award will not exceed (i) the applicable percentage of the Company's net revenues for 2010 as approved by the Executive Compensation Committee, or (ii) the applicable limitations set forth in the Company's incentive compensation plan. This award was paid in full in February 2011.

        Arciero-Craig Non-Compete and Non-Solicit Agreement.    On September 21, 2007, Ms. Arciero-Craig entered into a non-compete and non-solicit agreement. For further information regarding this agreement see the discussion under the heading "Potential Payments Upon Termination or Change in Control."

        Fensterstock Employment Agreement.    The Company entered into an employment agreement with Mr. Fensterstock, effective September 21, 2007 (the "Fensterstock Employment Agreement"), as amended on August 21, 2009. Under the agreement, as amended, Mr. Fensterstock was entitled to receive an annual base salary of $350,000 and to participate in the Company's annual bonus pool, pursuant to a specific bonus formula for 2009. Based on the 2009 amendment to Mr. Fensterstock's employment agreement, the Executive Compensation Committee determined that Mr. Fensterstock's 2009 annual incentive formula should be based on a percentage of the Company's pre-tax income before bonuses for the Company's NEOs. The formula, which was based on various levels of pre-tax return on equity ("ROE"), provided for no bonus if ROE was below 8% and a bonus of up to 12% of pre-tax income before bonuses for the Company's NEOs if ROE exceeded 20%. The Executive Compensation Committee had the right to adjust the dollar amount finally determined pursuant to the foregoing formula up or down by as much as 20%, with any upward adjustment to be subject to certain limits. Any 2009 bonus was to be payable in equal amounts of cash and RSUs, provided that, subject to the applicable annual share limit in the ICP, once cash payments in respect of the 2009 bonus reached $3.5 million (including Mr. Fensterstock's 2009 base salary), the balance of Mr. Fensterstock's 2010 bonus would be paid solely in RSUs.

        The Fensterstock Employment Agreement, as amended, also provided Mr. Fensterstock with a grant of RSUs in respect of 1,000,000 shares of the Company's common stock (10% of which vested on the effective date of the Fensterstock Employment Agreement and 30% of which vests on each of the first, second and third anniversaries of such effective date, subject to Mr. Fensterstock's continued employment with the Company on such dates), as well as subsequent grants of RSUs in respect of up to 1,000,000 shares of the Company's common stock, to be made over a period commencing on June 30, 2008 and ending January 1, 2010 (with one-third of each such grant vesting on each of the first, second and third anniversaries of the grant date, subject to Mr. Fensterstock's continued employment with the Company on such dates). The Fensterstock Employment Agreement, as amended, provided Mr. Fensterstock with an additional grant of RSUs in respect of 832,147 shares of the Company's common stock on August 21, 2009 (with one-third vesting on each of the first, second and third anniversaries of the grant date, subject to Mr. Fensterstock's continued employment with the Company on such dates). Mr. Fensterstock was also entitled to tax gross-up payments for any excise taxes he incurred as a result of payments made to him in connection with a change in control.

        Mr. Fensterstock departed from the Company as its CEO on February 21, 2010. In connection with Mr. Fensterstock's departure, the Company and Mr. Fensterstock entered into the Fensterstock Letter Agreement regarding the terms of Mr. Fensterstock's departure. Pursuant to the Fensterstock Letter Agreement, Mr. Fensterstock's departure was treated by the Company as a termination without cause. In connection with his departure, Mr. Fensterstock generally was entitled to 12 months of continued base salary and health care benefits, the outstanding equity award agreements governing Mr. Fensterstock's outstanding RSUs provide for the continued vesting of such awards and Mr. Fensterstock's outstanding unvested stock options became immediately exercisable. Pursuant to the Fensterstock Letter Agreement, Mr. Fensterstock was prohibited from competing with the Company through February 21, 2011, subject to limited exceptions. Mr. Fensterstock's severance benefits and his rights in connection with the equity incentive awards were conditioned upon his continued compliance with certain post-employment restrictive covenants set forth in his employment agreement and the noncompetition restriction contained in the Fensterstock Letter Agreement. For further information regarding the Fensterstock Employment Agreement, as amended, and the Fensterstock Letter Agreement, see the discussion under the heading "Potential Payments Upon Termination or Change in Control" below.

        Turner Employment Agreement.    On March 14, 2008, the Board of Directors appointed Robert I. Turner as CFO of the Company, effective March 31, 2008. In connection with Mr. Turner's appointment, the Company entered into a letter agreement (the "Turner Employment Agreement") and a non-compete and non-solicit agreement with him. Under the Turner Employment Agreement, Mr. Turner was entitled to receive a base salary of $250,000 per year and, to the extent he remained employed by the Company, subject to annual reviews for possible increases. Mr. Turner was eligible for annual discretionary bonuses and was entitled to participate in the Company's standard employee benefit, perquisite and fringe benefit plans, programs and arrangements available to senior officers of the Company. Mr. Turner received 450,000 RSUs upon his appointment (20% of which vests on each of the first five anniversaries of such effective date, subject to Mr. Turner's continued employment with the Company on such dates).

        Mr. Turner departed from the Company as its CFO on March 31, 2010. In connection with Mr. Turner's departure, the Company and Mr. Turner entered into the Turner Letter Agreement regarding the terms of Mr. Turner's departure. In connection with his departure, Mr. Turner generally was entitled to 12 months of continued base salary and health care benefits, and for purposes of the award agreements governing his outstanding RSUs, Mr. Turner's termination of employment was treated as a termination not for cause. For further information regarding the Turner Employment Agreement and the Turner Letter Agreement, see the discussion under the heading "Potential Payments Upon Termination or Change in Control" below.

        Mr. Hughes Employment Letter.    On April 18, 2011, the Company entered into an employment letter with Mr. Hughes to serve as the Company's CEO. The letter is for a term of three years, starting on May 2, 2011. The Company also agreed to nominate Mr. Hughes to our Board of Directors while he is employed as CEO during his employment term. Our proposal for his election to the Board, and related information regarding Mr. Hughes, is included elsewhere in this proxy statement.

        During the term, the Company will pay Mr. Hughes an annual base salary of $750,000, and he will be eligible for an annual incentive bonus to be determined by the Executive Compensation Committee, based on achievement of performance goals set by the Committee and the terms of the Company's incentive plan. Any annual bonus awarded will be payable in a combination of cash and equity awards, with up to $250,000 of any such bonus to be paid in cash and the balance to be satisfied through the grant of equity awards in respect of the Company's common stock. During the term, Mr. Hughes is entitled to employee and fringe benefits on the same basis as provided to our other senior executives from time to time.

        As an inducement to commence employment with the Company, the Company will grant to Mr. Hughes the following equity awards:

  •
  stock options to purchase 3,000,000 shares of our common stock, with a per share exercise price equal to the fair market value of a share of our common stock on the date of grant, vesting in three equal installments on each of the first three anniversaries of the date of grant subject to his continued employment (except as described below) and having a six-year term; and

  •
  RSUs with respect to 1,000,000 shares of our common stock, vesting in three equal installments on each of the first three anniversaries of the date of grant subject to his continued employment (except as described below) and settling when and as they vest.

        Stock options in respect of 2,000,000 shares of our common stock are being granted under the Company's 2007 Incentive Compensation Plan, and the RSUs and stock options in respect of 1,000,000 shares of our common stock are being granted pursuant to the "employee inducement" award exception of the NASDAQ rules. The unvested portion of the stock option awards and the restricted stock unit award will vest in full upon Mr. Hughes' termination of employment due to his death or "Disability," a resignation by him for "Good Reason" or a termination by the Company without "Cause" during the two-period following a "Change in Control" of the Company. "Change in Control," "Good Reason" and "Cause" have specific meanings defined in the employment letter.

        If, prior to a Change in Control, Mr. Hughes' employment is terminated by the Company other than for Cause, death or Disability or he resigns for Good Reason, he will be entitled to continue to receive his base salary for one year following his termination. If, during the two-year period following a Change in Control, Mr. Hughes' employment is terminated by the Company other than for Cause, death or Disability or he resigns for Good Reason, he will be entitled to receive an amount equal to 1.5 times the sum of his base salary and the amount equal to 125% of his base salary, payable in equal installments over the one-year period following his termination. Mr. Hughes' right to receive termination benefits are subject to his signing a release of claims in our favor and continued compliance with the restrictive covenants contained in the employment letter.

        Under the employment letter, Mr. Hughes is subject to confidentiality obligations and, for one year after any termination of his employment with the Company, non-competition, customer non-solicitation and employee non-solicitation and no hire obligations.

OUTSTANDING EQUITY AWARDS AT END OF FISCAL YEAR 2010

        The following table sets forth information regarding outstanding equity awards held by the Named Executive Officers as of December 31, 2010.

			Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)		Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Grant Year	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Eric J. Gleacher	—		—		—	$—	—	—	—		$—	—	$—
Peter J. McNierney	52,500		—		—	5.80	2002	10/1/2012	—	(3)	—	—	—
	300,000	(3)	—	(3)	—	3.00	2008	12/18/2014	—		—	—	—
	300,000	(3)	—	(3)	—	4.00	2008	12/18/2014	—		—	—	—
	650,000	(4)	1,350,000	(4)	—	2.49	2010	11/10/2016	—		—	—	—
Jeffrey H. Kugler	—		—		—	—	—	—	42,206	(5)	100,028	—	—
Patricia A. Arciero-Craig	3,859		—		—	5.77	2002	4/22/2012	104,215	(6)	246,990	—	—
	3,500		—		—	7.35	2002	11/22/2012	—		—	—	—
Lee Fensterstock	1,000,000	(7)	—	(7)	—	3.00	2008	12/18/2014	2,300,350	(8)	5,451,830	—	—
	1,000,000	(7)	—	(7)	—	4.00	2008	12/18/2014	—		—	—	—
Robert I. Turner	—		—		—	—	—	—	532,842	(9)	1,262,836	—	—

(1)
A discussion of the assumptions used to value these awards may be found in the corresponding footnotes of the consolidated financial statements in the years in which the awards were granted.

(2)
Market value is computed by multiplying the closing market price of the Company's common stock at the end of the fiscal year 2010 ($2.37) by the number of shares subject to the award.

(3)
In accordance with the McNierney Continued Employment Letter Agreement, on that date all option and stock awards that were not vested became fully vested and non-forfeitable and will be settled in accordance with their original settlement schedule and terms.

(4)
On November 10, 2010, Mr. McNierney was granted 2,000,000 stock options, of which 650,000 were fully vested and became exercisable on grant date. The remaining 1,350,000 vest in equal annual installments over a three-year period commencing on grant date.

(5)
Mr. Kugler was granted 50,000 RSUs on April 28, 2008, 20,661 RSUs on February 13, 2009 and 11,765 shares of restricted stock on February 11, 2010, all of which vest in equal annual installments over a three-year period.

(6)
Ms. Arciero-Craig was granted 125,000 RSUs on March 14, 2008, of which 10% vested immediately, while the remainder vests in equal annual installments over a three-year period. In addition, Ms. Arciero-Craig was also granted 20,661 RSUs on February 13, 2009 and 52,941 RSUs on February 11, 2010, each of which vest in equal annual installments over a three-year period.

(7)
On December 18, 2008, Mr. Fensterstock was granted 2,000,000 stock options which initially were to vest in equal annual installments over a three-year period. In connection with the departure of Mr. Fensterstock, these became fully vested in accordance with the terms set forth in the Fensterstock Letter Agreement. For further information, see the discussion under the heading "Potential Payments upon Termination or Change in Control" below.

(8)
The Fensterstock Employment Agreement, provided for four grants of 250,000 RSUs each on June 30, 2008, January 1, 2009, June 9, 2009 and January 1, 2010. Each of those grants vest in equal annual installments over a three-year period. Mr. Fensterstock was also granted 206,611 RSUs on February 13, 2009, 832,147 RSUs on August 21, 2009 and 941,176 RSUs on February 11, 2010, each of which vest in equal annual installments over a three-year period. The 941,176 RSUs were awarded in 2010 based upon 2009 performance. This award was determined principally based upon a contractually stipulated payment formula. In connection with the departure of Mr. Fensterstock, these awards will vest in accordance with the terms set forth in the Fensterstock Letter Agreement. For further information, see the discussion under the heading "Potential Payments upon Termination or Change in Control" below.

(9)
In connection with the Turner Employment Agreement, Mr. Turner was granted 450,000 RSUs on March 31, 2008 which vest in equal annual installments over a five-year period. In addition, Mr. Turner was also granted 41,322 RSUs on February 13, 2009 and 235,294 RSUs on February 11, 2010, which vest in equal annual installments over a three-year period. In connection with the departure of Mr. Turner, these awards will vest in accordance with the terms set forth in the Turner Letter Agreement. For further information, see the discussion under the heading "Potential Payments upon Termination or Change in Control" below.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR 2010

        The following table sets forth information regarding equity awards held by the Company's Named Executive Officers exercised, vested or settled during fiscal year 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Number of RSUs Vesting (#)	Number of RSAs Vested and RSUs Settled (#)	Value Realized on Vesting/Settlement ($)(2)
Eric J. Gleacher	—	$—	—	—	—	$—
Peter J. McNierney	—	—	—	1,073,514	600,000	1,044,000
Jeffrey H. Kugler	—	—	—	23,554	—	—
Patricia A. Arciero-Craig	—	—	—	66,887	75,000	130,500
Lee Fensterstock	—	—	—	896,251	1,804,584	3,486,163
Robert I. Turner	—	—	—	103,774	193,774	306,163

(1)
Excludes vested RSUs, as shares are not issued to the employee until settlement of the units has occurred.

(2)
Value is computed by multiplying vested shares of restricted stock and settled RSUs by the market value of the underlying shares on the vesting/settlement date.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        As part of our executive compensation program, we have entered into agreements with our NEOs that provide for cash payments and other benefits upon termination of employment with us or a change in control of the Company. Whether, what type, and how significant the benefit is depends generally on the circumstances surrounding the triggering event. We do not provide special change in control benefits to our NEOs, except that in the case of Mr. Gleacher, if a "Change in Control" occurs and he does not continue thereafter as Chairman, Mr. Gleacher may terminate his employment for "Good Reason," which imparts certain rights as set forth below.

        The following tables set forth the estimated values of benefits payable to our NEOs upon termination of employment under the circumstances indicated in the table. In accordance with the SEC rules, we have assumed that the triggering event occurred on December 31, 2010, except for Messrs. Fensterstock and Turner, where we used data from their actual dates of departure from the Company (February 21, 2010 and March 31, 2010, respectively). Calculations involving the market price of our common stock were based on the closing price of our common stock on December 31, 2010, which was $2.37 per share. We calculated the cash-out value for restricted stock or RSUs on the basis of the closing price of our common stock on December 31, 2010. For employee stock options, we calculated the cash-out value as the option's intrinsic value (equal to the excess of the closing price of our common stock on December 31, 2010 over the exercise price, multiplied by the number of shares covered by the option). Options with a zero or negative intrinsic value were assigned a zero value.

Mr. Gleacher

Triggering Event	Severance Payment ($)		Cash-Out Value of Equity-Based Awards that Vest as a Result of Triggering Event ($)	Value of Benefit Continuation ($)	Gross-Up Payment ($)
Termination without Cause	$350,000	(1)	$—	$12,896	$—	(3)
Termination by Executive for Good Reason	—	(2)	—	—	—	(3)
Termination for Cause	—		—	—	—
Termination Death/Disability	—	(2)	—	—	—

(1)
In addition to the sums provided, Mr. Gleacher would be eligible for a pro-rated, discretionary bonus for the fiscal year in which the twelve month period following his termination with the Company ends.

(2)
In addition to any accrued but unpaid base salary and any accrued benefits through the effective date of termination, Mr. Gleacher would be eligible for a pro-rated, discretionary bonus for the fiscal year in which termination occurs.

(3)
Gross-up payments are paid in the event that Mr. Gleacher becomes subject to the excise tax under Section 4999 of the Internal Revenue Code. Payments are intended to place Mr. Gleacher in the same after-tax position as if no such excise tax had been imposed. There would have been no gross-up payment based on a December 31, 2010 triggering event.

        Gleacher Agreement.    Pursuant to the Gleacher Employment Agreement, "Cause" is defined as (i) the executive's conviction of, or plea of guilty or "no contest" to, a felony, (ii) the executive's conviction of, or plea of guilty or "no contest" to, a violation of criminal law involving our business, (iii) the executive's commission of an act of fraud or theft, or material dishonesty in connection with his performance of duties; (iv) the executive's willful refusal or gross neglect to perform the duties reasonably assigned to him and consistent with his position or otherwise to comply with the material terms of his employment agreement, which refusal or gross neglect continues for more than fifteen days after the executive receives written notice thereof providing reasonable detail of the asserted refusal or gross neglect (and which is not due to a physical or mental impairment); or (v) the executive's breach of any material term of the non-competition agreement or any other material agreement between the executive and us which breach continues for more than five days after the executive receives written notice thereof providing reasonable detail of the asserted breach.

        "Good Reason" is defined in the Gleacher Employment Agreement as (i) failure by the Company to perform fully the terms of the employment, or any plan or agreement referenced in the employment agreement, other than an immaterial and inadvertent failure not occurring in bad faith and remedied by the Company promptly (but not later than five days) after receiving notice thereof from the executive; (ii) any reduction in the executive's base salary or failure to pay any bonuses or other material amounts due under the employment agreement in accordance therewith; (iii) the assignment to the executive of any duties inconsistent in any material respect with his position or with his authority, duties or responsibilities during the period required by the employment agreement, or any other action by us which results in a diminution in such positions, authority, duties or responsibilities, excluding for this purpose any immaterial and inadvertent action not taken in bad faith and remedied by the Company promptly (but not later than ten days after receiving notice from the executive); (iv) any change in the place of the executive's principal place of employment to a location outside New York City; and (v) any failure by the Company to obtain an assumption and agreement to perform the employment agreement by a successor to the Company; or (vi) a Change in Control of the Company or Gleacher Securities occurs and the executive does not continue thereafter as Chairman of the Company.

        Under Mr. Gleacher's Employment Agreement, a "Change in Control" of the Company, as applicable, shall be deemed to have occurred if after the effective date of the agreement: (i) any person, shall become the "beneficial owner" (as defined under the Exchange Act), directly or indirectly, of securities of the Company or Gleacher Securities, as applicable, representing 35% or more of either (1) the combined voting power of the then-outstanding voting securities or (2) the then-outstanding shares of all classes of equity securities of such entity; (ii) the members of the Board of Directors of the Company, at the beginning of any consecutive 24-calendar-month period commencing on or after the date of the agreement, cease to constitute at least a majority of the members of such Board (with certain exceptions); (iii) (1) the consummation, directly or indirectly, of any consolidation or merger of, or other business combination transaction or reorganization involving the Company or any of its significant subsidiaries, unless following such transaction the stockholders of the Company as of immediately before such transaction continue to own, immediately after consummation of such transaction, equity securities representing more than 65% of the then-outstanding voting securities and other equity interests of the surviving or resulting entity in substantially the same proportions as their ownership immediately prior to such transaction and such stockholders continue to have the power to elect at least a majority of the board of directors of such surviving or resulting entity, (2) the consummation, directly or indirectly, of any sale, lease, exchange or other transfer of all or substantially all of the assets or equity interests of the Company or any of its significant subsidiaries unless the stockholders of the Company as of immediately before such transaction continue to own, immediately after consummation of such transaction, equity securities of the acquiring corporation representing more than 65% of the voting securities and other equity interests of the acquiring company in substantially the same proportions as their ownership immediately prior to such transaction and such stockholders have the power to elect at least a majority of the board of directors of such acquiring entity, or (3) the consummation or approval by stockholders of any plan or proposal for the liquidation or dissolution of the Company or Gleacher Securities, as applicable; or (iv) the consummation of any consolidation, merger, sale or other business combination transaction as a result of which the business conducted previously by Gleacher Partners, Inc. is sold, transferred or otherwise conveyed to any person other than the Company and its subsidiaries.

        The Gleacher Employment Agreement provides that upon termination of employment, Mr. Gleacher will be entitled to certain payments or benefits, the amount of which depends upon the circumstances of termination: If Mr. Gleacher terminates his employment without Good Reason, Mr. Gleacher will be entitled to any unpaid base salary and unpaid benefits and any earned but unpaid bonus and continued vesting or forfeiture, in accordance with the schedules provided in the award agreements, of any equity compensation awards granted to him prior to termination. In the event of the termination of his employment by the Company without Cause, he will receive his base salary for twelve months following termination; a prorated bonus for the fiscal year in which the twelve-month base salary continuation period ends; continuation of health insurance coverage paid by the Company for twelve months following termination; any earned but unpaid bonus; and, if he executes a settlement and release agreement, continued vesting, in accordance with the schedules provided in the award agreements, of any equity compensation awards granted to him prior to termination. If Mr. Gleacher terminates his employment for Good Reason or if his employment is terminated following (and due to) the expiration of the Gleacher Employment Agreement, he will be entitled to any unpaid base salary and unpaid benefits; any earned but unpaid bonus; a pro-rated bonus for the year in which termination occurs; and continued vesting or forfeiture in accordance with the schedules provided in the award agreements of any equity compensation awards granted to him prior to termination. If Mr. Gleacher is terminated by the Company for Cause, he will be entitled to any unpaid base salary and unpaid benefits and any earned but unpaid bonus. Following the termination of Mr. Gleacher's employment for any reason, he must resign any and all officerships and directorships he then holds with the Company, Gleacher Securities and any of their affiliates. In the event of Mr. Gleacher's death or disability, he will be entitled to receive any unpaid base salary and unpaid benefits, a pro rated bonus for the fiscal year in which termination occurs and any other earned but unpaid bonus and continued vesting or forfeiture, in accordance with the schedules provided in the award agreements, of any equity compensation awards granted to him prior to termination. The Gleacher Employment Agreement provides that, in the event that Mr. Gleacher becomes subject to the excise tax under Section 4999 of the Internal Revenue Code, he will be entitled to an additional payment such that he will be placed in the same after-tax position as if no such excise tax had been imposed. The Company believed it necessary to provide Mr. Gleacher with these protections in order to secure his employment as a senior member of the Investment Banking Division of the Company, and in light of his anticipated contributions to the future success of the Company.

Mr. McNierney

Triggering Event	Severance Payment(1) ($)		Cash-Out Value of Equity-Based Awards That Vest as a Result of Triggering Event(2) ($)		Value of Benefit Continuation ($)
Termination without Cause	$1,056,000	(3)	$—	(4)	$11,892
Termination by Executive for Good Reason	756,000		—	(4)	—
Termination by Executive without Good Reason	756,000		—	(5)	—
Termination for Cause	756,000		—	(6)	—
Termination for Death/Disability	756,000		—		—

(1)
Upon any termination of Mr. McNierney's employment, Mr. McNierney will be entitled to a lump-sum cash severance payment of $756,000.

(2)
Options to purchase 1,350,000 shares of the Company's common stock held by Mr. McNierney are subject to accelerated vesting upon his death or disability. Acceleration is conditioned, in the case of disability, on execution by Mr. McNierney of a release agreement containing nonsolicit and confidentiality covenants that apply for twelve months post-termination. Because the exercise price for these options was above the fair market value of our common stock as of December 31, 2010, under the SEC rules we assign these options no cash-out value for purposes of this table. Mr. McNierney's other equity awards are fully vested, although subject to conditions on exercisability and forfeiture under certain circumstances.

(3)
In addition to the sums provided, in the case of a termination without Cause (as defined below) on or after January 1, 2011, Mr. McNierney will be eligible for a pro-rata bonus for the fiscal year in which the date of termination occurs.

(4)
Vested options related to the 1,350,000 option grant will remain exercisable for the remainder of the term and unvested options will continue to vest in accordance with their original grant terms on the condition that Mr. McNierney executes a release agreement containing nonsolicitation and confidentiality covenants, which apply for twelve months post termination, in each case unless a subsequent forfeiture event occurs, in accordance with the schedules provided in the award agreements. The 650,000 option grant remains exercisable for the remainder of the term and is not subject to forfeiture or post termination covenants.

(5)
Vested options related to the 1,350,000 option grant will remain exercisable for a 90-day period after termination date and unvested options are forfeited. The 650,000 option grant will remain exercisable for the remainder of the term and is not subject to forfeiture or post termination covenants.

(6)
Vested options will remain exercisable for a 90-day period after termination date and unvested options are forfeited.

        McNierney Agreements.    Under the McNierney Continued Employment Letter Agreement, "Cause" is defined as: (i) the executive's conviction of, or plea of guilty or "no contest" to, any felony; (ii) the executive's conviction of, or plea of guilty or "no contest" to, a violation of criminal law involving the Company and its business; (iii) the executive's commission of an act of fraud or theft, or material dishonesty in connection with his performance of duties to the Company; or (iv) the executive's willful refusal or gross neglect to perform the duties reasonably assigned to him and consistent with his position with the Company or otherwise to comply with the material terms of the McNierney Continued Employment Letter Agreement, which refusal or gross neglect continues for more than fifteen (15) days after he receives written notice thereof from the Company providing reasonable detail of the asserted refusal or gross neglect (and which is not due to a physical or mental impairment). In the event of the termination of his employment by the Company without Cause, Mr. McNierney will receive his base salary and continuation of health insurance coverage paid by the Company for twelve months following termination of employment. In addition, Mr. McNierney will be eligible for a pro-rated bonus for the fiscal year in which the date of termination occurs.

        Upon any termination of his employment with us, Mr. McNierney is entitled to a severance payment equal to $756,000, which is the difference between $1.8 million and the aggregate "fair market value" (based on the closing price of a share of Company common stock on September 21, 2010, $1.74) of 600,000 shares of Company common stock.

        The stock option agreements entered into between the Company and Mr. McNierney on November 10, 2010 (the "McNierney Stock Option Agreements") provide that in the event of Mr. McNierney's termination from the Company without Cause, or if Mr. McNierney terminates his employment for Good Reason (as defined below), Mr. McNierney's stock options, to the extent not yet vested, will continue to vest in accordance with the schedule provided in the applicable McNierney Stock Option Agreements, on the condition that Mr. McNierney executes a release agreement. "Good Reason" is defined for purposes of the McNierney Stock Option Agreements as: (i) any reduction in the executive's base salary or failure to pay any bonuses due the executive; (ii) the assignment to the executive of any duties inconsistent in any material respect with his position or with his authority, duties or responsibilities as President and Chief Operating Officer, or any other action by Company which results in a diminution in such position, authority, duties or responsibilities, or reporting relationship, excluding for this purpose any immaterial and inadvertent action not taken in bad faith and remedied by Company promptly (but not later than ten days after receiving notice from the executive); and (iii) any change in the place of the executive's principal place of employment to a location outside New York City.

        On April 18, 2011, Mr. McNierney indicated his intention to resign from the Company on May 2, 2011, the date Mr. Hughes is to start as our Chief Executive Officer. We and Mr. McNierney have agreed that in connection with this separation we will pay Mr. McNierney a total of approximately $2.0 million, which includes the $756,000 payment due to Mr. McNierney under the McNierney Continued Employment Letter Agreement. The options not vested as of the grant date under the McNierney Stock Option Agreements will be forfeited.

Mr. Kugler

Triggering Event	Severance Payment ($)	Cash-Out Value of Equity-Based Awards that Vest as a Result of Triggering Event ($)		Value of Benefit Continuation ($)
Termination without Cause (as defined in his RSU agreements)	$—	$27,883	(1)	$—
Termination for Death/Disability	—	39,501	(2)	—

(1)
As of December 31, 2010, Mr. Kugler had outstanding a total of 70,661 RSUs, of which 40,220 RSUs were vested as of December 31, 2010. Of the remaining 30,441 unvested RSUs, 16,667 unvested RSUs would continue to vest in accordance with their original grant terms, on the condition that Mr. Kugler executes a settlement agreement and release in such form as may be reasonably requested by the Company and 13,774 unvested RSUs would be forfeited. In addition, as of December 31, 2010, Mr. Kugler had outstanding a total of 11,765 shares of unvested restricted stock, which would become fully vested in accordance with their original grant terms, on the condition that Mr. Kugler executes a settlement agreement and release in such form as may be reasonably requested by the Company.

(2)
Represents 16,667 unvested RSUs which will become fully vested in accordance with their original grant terms multiplied by the closing price of the Company's common stock on December 31, 2010.

Ms. Arciero-Craig

Triggering Event	Severance Payment ($)	Cash-Out Value of Equity-Based Awards that Vest as a Result of Triggering Event ($)		Value of Benefit Continuation ($)
Termination without Cause	$—	$—	(1)	$—
Termination for Good Reason	—	—	(1)	—
Termination for Death/Disability	—	246,990	(2)	—

(1)
As of December 31, 2010, Ms. Arciero-Craig had outstanding a total of 198,602 RSUs, of which 94,387 RSUs had vested on or before December 31, 2010. The remaining 104,215 unvested RSUs would continue to vest in accordance with their original grant terms on the condition that Ms. Arciero-Craig executes a settlement agreement and release in such form as may be reasonably requested by the Company.

(2)
Represents the number of unvested RSUs multiplied by the closing price of the Company's common stock on December 31, 2010.

        Arciero-Craig Non-Compete and Non-Solicit Agreement.    Following a termination of her employment by the Company without Cause, or a termination by Ms. Arciero-Craig for Good Reason (in each case as defined in her non-compete and non-solicit agreement), all of her outstanding RSUs will continue to vest in accordance with their respective schedules (subject to her execution of a settlement and release agreement).

Mr. Fensterstock

Triggering Event(1)	Severance Payment ($)	Cash-Out Value of Equity-Based Awards that Vest as a Result of Triggering Event ($)		Value of Benefit Continuation ($)
Termination without Cause	$350,000	$—	(2)	$10,351

(1)
Mr. Fensterstock departed from the Company on February 21, 2010. In connection with his departure, the Company and Mr. Fensterstock entered into the Fensterstock Letter Agreement pursuant to which Mr. Fensterstock's departure was treated as a termination by the Company without cause for purposes of his employment agreement and outstanding equity awards, although his stock options to acquire shares of Company common stock granted on December 18, 2008 will vest immediately (as opposed to in installments).

(2)
As of February 21, 2010, Mr. Fensterstock had been granted a total of 4,104,934 RSUs, of which 1,804,584 RSUs had vested on or before December 31, 2010. The remaining 2,300,350 unvested RSUs will continue to vest in accordance with the schedule set forth in the equity award agreements. In addition, as of February 21, 2010, Mr. Fensterstock had been granted 1,000,000 options and 1,000,000 options to purchase common stock of the Company, with exercise prices at $3.00 and $4.00, respectively. All of Mr. Fensterstock's unvested stock options vested immediately upon Mr. Fensterstock's departure, pursuant to the terms of the Fensterstock Letter Agreement.

        Fensterstock Agreement.    Pursuant to the Fensterstock Letter Agreement, Mr. Fensterstock's departure was treated as a termination by the Company without cause for purposes of his employment agreement and outstanding equity awards, with the exception of his stock options to acquire shares of Company common stock granted on December 18, 2008, which vested immediately upon termination of employment. Mr. Fensterstock's RSUs will continue to vest in accordance with their original vesting, contingent upon Mr. Fensterstock's compliance with certain restrictive covenants. Under the Fensterstock Letter Agreement, Mr. Fensterstock was entitled to his base salary for twelve months following termination, a potential prorated bonus for fiscal year 2010 at the discretion of the Executive Compensation Committee (none was granted) and twelve months of continued health care benefits. Mr. Fensterstock executed a release of claims against the Company, and his continued rights to the severance and equity awards are subject to his compliance with certain restrictive covenants, which include the non-solicitation/no hire covenant set forth in his employment agreement and a twelve-month non-competition restriction pursuant to the Fensterstock Letter Agreement.

Mr. Turner

Triggering Event	Severance Payment ($)	Cash-Out Value of Equity-Based Awards that Vest as a Result of Triggering Event ($)		Value of Benefit Continuation ($)
Termination without Cause	$250,000	$—	(1)	$10,351

(2)
As of December 31, 2010, Mr. Turner had been granted a total of 726,616 RSUs, of which 193,774 RSUs had vested on or before December 31, 2010. The remaining 532,842 unvested RSUs would continue to vest in accordance with their original grant terms pursuant to the Turner Letter Agreement.

        Turner Agreement.    The Turner Letter Agreement provides that for purposes of the award agreements governing his outstanding RSUs, Mr. Turner's termination of employment will be treated as a termination not for cause; accordingly, subject to Mr. Turner's execution and non-revocation of a release of claims with respect to the Company (the "Release Conditions"), Mr. Turner's RSUs will continue to vest in accordance with their original vesting schedule, subject to forfeiture in the event Mr. Turner violates certain restrictive covenants. In addition, subject to the Release Conditions and compliance with applicable restrictive covenants, Mr. Turner (i) was entitled to receive twelve months of base salary continuation at the rate of $250,000 per year, (ii) will be eligible for a discretionary pro-rated bonus in respect of the 2010 fiscal year (none was granted), and (iii) was entitled to twelve months of continued medical and, to the extent elected by Mr. Turner, vision and dental insurance coverage.

RISK ASSESSMENT IN COMPENSATION PROGRAMS

        With the assistance of FW Cook & Co., the Company has assessed its broad-based and executive compensation programs to determine if the programs' provisions and operations create undesired or unintentional risk of a material nature. Our risk assessment included two work streams — one focused on reviewing areas of enterprise risk and the other focused on identifying compensation-design risk. Our enterprise risk analysis examined the types and magnitudes of risks the business areas present to the Company. Our compensation design risk analysis examined the potential risks in the design of our performance-based compensation arrangements. With respect to each performance-based compensation plan, we identified and assessed the risk profile of the plan. Finally, we evaluated on a combined basis the results of the enterprise and compensation risk assessments, on a business-by-business basis. As a result of our analysis, we believe that our compensation policies and practices do not create inappropriate or unintended material risk to the Company as a whole, and that, consequently, our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

        The Company has an Executive Compensation Committee responsible for approving the compensation of the Company's executive officers. During the 2010 fiscal year, Messrs. Gerard, Cohen, Patterson and Rohde served on the Executive Compensation Committee. None of our executive officers served as (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Executive Compensation Committee, (ii) a director of another entity, one of whose executive officers served on our Executive Compensation Committee or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as one of our directors. No member of our Executive Compensation Committee has ever been our employee. The issuance of options to members of our Executive Compensation Committee is discussed herein under the heading "Director Compensation."

INFORMATION ABOUT STOCK OWNERSHIP AND EQUITY COMPENSATION PLANS

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based on the Company's review of reports filed by directors, executive officers and 10% stockholders of the Company on Forms 3, 4 and 5 pursuant to Section 16(a) of the Exchange Act, the Company believes that all such reports were filed on a timely basis during fiscal year 2010.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2010 with respect to shares of common stock of the Company that may be issued under the Company's existing equity compensation plans.

Securities Authorized for Issuance Under Equity Compensation Plans

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity Compensation Plans Approved by Security Holders(2)	23,685,346	(3)	$3.39	(4)	24,409,349	(5)
Equity Compensation Plans Not Approved by Security Holders(6)	53,716	(7)	5.22	(8)	—

Total	23,739,062		$3.39		24,409,349

(1)
In accordance with the provisions of the ICP, no future awards will be granted under the 1999 Long Term Incentive Plan or the 2001 Long Term Incentive Plan. In addition, the Company previously offered its employees tax planning opportunities through nonqualified deferred compensation plans. It first adopted the Predecessor Key Plan and Predecessor Professional Plan. It then froze these plans in 2005 and adopted new plans (the Key Plan and the Professional Plan) as a result of changes in the tax laws. However, as a result of declining participation, the costs of administrating the 2005 Plans were determined to outweigh the benefits of maintaining them and the Company decided to freeze the Key Plan and the Professional Plan as well. Therefore, no future awards will be granted under the Predecessor Key Plan, Predecessor Professional Plan, Key Plan or Professional Plan.

(2)
Consists of the Company's 1999 Long Term Incentive Plan, 2003 Directors' Stock Plan, 2005 Deferred Compensation Plan for Key Employees (the "Key Plan"), 2005 Deferred Compensation Plan for Professional and Other Highly Compensated Employees (the "Professional Plan") and the ICP.

(3)
Consists of 52,500 options under the 1999 Long Term Incentive Plan, 273,794 options under the 2003 Directors' Stock Plan, 5,750,000 options under the ICP, 11,142 shares of restricted stock under the 2003 Directors' Stock Plan, 11,399,354 shares of restricted stock under the ICP, 6,191,334 RSUs under the ICP, 6,503 phantom stock units under the Key Plan and 719 phantom stock units under the Professional Plan.

(4)
Weighted average exercise price of outstanding options under the 1999 Long Term Incentive Plan, the 2003 Directors' Stock Plan, and the ICP as well as the RSUs and restricted stock awards granted under the ICP (excludes phantom stock units granted under the Key Plan and the Professional Plan).

(5)
Consists of 1,590,878 shares under the 2003 Directors' Stock Plan and 22,818,471 shares under the ICP.

(6)
Consists of the 2001 Long Term Incentive Plan, the Deferred Compensation Plan for Key Employees (the "Predecessor Key Plan") and the Deferred Compensation Plan for Professional and Other Highly Compensated Employees (the "Predecessor Professional Plan"). No options or other benefits under the 2001 Long Term Incentive Plan may be granted to directors or executive officers of the Company.

(7)
Consists of 23,109 options under the 2001 Long Term Incentive Plan and 30,607 phantom stock units under the Predecessor Key Plan.

(8)
Weighted average exercise price of outstanding options under the 2001 Long Term Incentive Plan (excludes phantom stock units granted under the Predecessor Key Plan).

STOCK OWNERSHIP OF PRINCIPAL OWNERS AND MANAGEMENT

        The following table sets forth information concerning the beneficial ownership of common stock of the Company as of February 28, 2011, by:

  •
  each person known by us to beneficially own more than 5% of our common stock,

  •
  each of our directors and nominees for the Board of Directors,

  •
  each of our Named Executive Officers, and

  •
  all of our directors and current executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock that could be issued upon the exercise of outstanding options and warrants held by that person that are currently exercisable or exercisable within 60 days of February 28, 2011 are considered outstanding. These shares, however, are not considered outstanding as of February 28, 2011 when computing the percentage ownership of each other person. Percentage of ownership is based on 132,031,362 shares of our common stock outstanding on February 28, 2011.

	Shares Beneficially Owned(1)		Deferred Stock Units(2)
Name	Number	Percent	Number
MatlinPatterson FA Acquisition LLC(3)	35,568,261	26.94%	—
FMR LLC(4)	7,779,658	5.89%	—
Eric J. Gleacher(5)	14,393,745	10.90%	—
Peter J. McNierney(6)	2,048,951	1.54%	935,181
Jeffrey Kugler	10,178	*	165,899
Patricia A. Arciero-Craig(6)	73,411	*	293,840
Henry S. Bienen	13,369	*	—
Marshall Cohen(6)	68,077	*	—
Robert A. Gerard(6)(7)	153,717	*	—
Mark R. Patterson(3)	35,568,261	26.94%	—
Christopher R. Pechock	—	—	—
Bruce Rohde(6)	172,272	*	—
Robert S. Yingling	44,233	*	—
Thomas J. Hughes(8)**	—	—	—
Lee Fensterstock(9)†	3,229,236	2.41%	1,751,089
Robert I. Turner†	177,037	*	440,637
All directors and current executive officers as a group (11 persons)(6)(10)	52,546,214	39.34%	1,394,920

*
Less than one percent.

**
Director nominee.

†
Mr. Fensterstock departed from the Company on February 21, 2010. Mr. Turner departed from the Company on March 31, 2010.

(1)
Except as noted in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

(2)
The amounts shown represent RSUs held under the ICP that may possibly be exchanged for shares of common stock within 60 days of February 28, 2010 by reason of termination, death or disability of the listed directors or officers as follows: Mr. McNierney: 935,181 upon termination, death or disability; Ms. Arciero-Craig: 214,157 upon termination or 293,840 upon death or disability; Mr. Kugler: 128,571 upon termination or 145,238 upon death or disability; and all directors and current executive officers as a group: 1,277,909 upon termination or 1,374,259 upon death or disability. As a result of the termination of Mr. Fensterstock's employment, Mr. Fensterstock is eligible to receive all of his deferred stock units in accordance with the terms set forth in the Fensterstock Letter Agreement.

(3)
The indicated interest was reported on a Schedule 13D/A filed on August 27, 2009, with the SEC by MatlinPatterson FA Acquisition LLC on behalf of itself, MatlinPatterson Asset Management LLC, MP II Preferred Partners L.P., MatlinPatterson LLC, MP Preferred Partners GP LLC, David J. Matlin, and Mark R. Patterson as beneficial owners of securities of the Company. Beneficial ownership of the shares held by MatlinPatterson FA Acquisition LLC — 35,568,261 (shared voting and shared dispositive power) was also reported for: MP II Preferred Partners L.P. — 35,568,261 (shared voting and shared dispositive power), MP Preferred Partners GP LLC — 35,568,261 (shared voting and shared dispositive power), MatlinPatterson Asset Management LLC — 35,568,261 (shared voting and shared dispositive power), MatlinPatterson LLC — 35,568,261 (shared voting and shared dispositive power), David J. Matlin — 35,568,261 (shared voting and shared dispositive power), and Mark R. Patterson — 35,568,261 (shared voting and shared dispositive power). The address of MatlinPatterson FA Acquisition LLC is 520 Madison Avenue, 35th Floor, New York, NY 10022.

(4)
The indicated interest was reported on a Schedule 13G filed on February 14, 2011, with the SEC by FMR LLC on behalf of itself and Edward C. Johnson III as beneficial owners of securities of the Company. Beneficial ownership of the shares held by FMR — 7,779,658 (sole dispositive power). Beneficial ownership was also reported for: Edward C. Johnson III — 7,779,658 (sole dispositive power). The address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

(5)
Includes 10,000,000 shares held by the Eric J. Gleacher 2009 Grantor Retained Annuity Trust. Also includes 282,436 shares held in escrow and subject to forfeiture to satisfy any indemnification obligations pursuant to the Agreement and Plan of Merger, dated March 2, 2009. The address of Mr. Gleacher is c/o Gleacher & Company, Inc., 1290 Avenue of the Americas, New York, NY 10104.

(6)
Includes shares of common stock that may be acquired within 60 days of February 28, 2010 through the exercise of stock options as follows: Mr. McNierney: 1,302,500; Mr. Cohen: 68,077; Mr. Gerard: 90,421; Mr. Rohde: 72,272; and Ms. Arciero-Craig: 7,359; and all directors and current executive officers as a group: 1,540,629.

(7)
Includes 59,000 shares held by GFP, L.P., a limited partnership. Mr. Gerard is the General Partner and Investment Manager of GFP, L.P.

(8)
Excludes 3,000,000 shares of our common stock that may be acquired through the exercise of stock options and 1,000,000 shares of our common stock underlying RSUs, in each case to be granted to Mr. Hughes pursuant to his employment letter with us.

(9)
Includes 2,000,000 shares of common stock that may be acquired through the exercise of stock options. Any unvested stock options as of February 21, 2010 were vested in connection with Mr. Fensterstock's departure from the Company at that time.

(10)
Excludes shares owned by Messrs. Fensterstock and Turner who departed from the Company on February 21, 2010 and March 31, 2010, respectively.

ADDITIONAL INFORMATION

 EXECUTIVE COMPENSATION COMMITTEE REPORT*

        The Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by the Exchange Act with management and, based on the Executive Compensation Committee's review and discussions with management, the Executive Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

EXECUTIVE COMPENSATION COMMITTEE
Robert A. Gerard (Chair)
Marshall Cohen
Mark R. Patterson
Bruce C. Rohde

        *      The material in this report is not "solicitation material," is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

AUDIT COMMITTEE REPORT*

        The Audit Committee of the Company is composed of four independent directors and operates under a written charter adopted by the Board. The Board annually reviews the NASDAQ listing standards definition of independence and has determined that each member of the Committee meets that standard, and each member is independent within the meaning of Rule 10A-3 of the rules promulgated by the SEC under the Exchange Act and the Company's Corporate Governance Guidelines.

        The Audit Committee's responsibility is one of oversight as set forth in its charter. It is not the duty of the Audit Committee to prepare the Company's financial statements, to plan or conduct audits, or to determine that the Company's financial statements are complete and accurate and are in accordance with accounting principles generally accepted in the United States of America. The Company's management is responsible for preparing the Company's financial statements and for maintaining internal control over financial reporting and disclosure controls and procedures to ensure the financial statements are complete and accurate and are in accordance with accounting principles generally accepted in the United States of America. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows of the Company in conformity with accounting principles generally accepted in the United States.

        During 2010, the Committee met at least quarterly with the Company's CFO and management. In addition, the Committee meets with the Company's independent registered public accounting firm on a quarterly basis or more frequently, as requested by the independent registered public accounting firm or the Committee. In 2010, the Committee met privately with the independent registered public accounting firm, as well as with management on at least a quarterly basis. The Committee also reviewed its charter and undertook a self-assessment and reported the results of that assessment to the Board.

        In 2010, the Committee met during the year with the Director of the Company's Internal Audit Department and the Director of the Company's Compliance Department for reports on the status of certain internal controls. On at least an annual basis, the Committee met privately with each of the Director of Internal Audit and the Director of the Compliance Department.

        Management represented to the Committee that the Company's consolidated financial statements for fiscal year 2010 were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the consolidated financial statements with management and its independent registered public accounting firm. The Committee has also discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 380, Communication with Audit Committees. Based on these discussions and reviews, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

        During fiscal 2010, the Audit Committee performed all of its duties and responsibilities under the Audit Committee Charter. In addition, the Audit Committee has determined that the provision of the non-audit services described under the heading "Proposal No. 4 — Ratification of Appointment of Independent Registered Public Accounting Firm — Principal Accounting Firm Fees" above is compatible with maintaining PricewaterhouseCoopers LLP's independence.

        Pursuant to the Committee charter, the Committee is directly responsible for the appointment of the Company's independent registered public accounting firm who shall report directly to the Committee. The Committee appointed the Company's current independent registered public accounting firm, PricewaterhouseCoopers LLP, as the independent registered public accounting firm to conduct the audit for the fiscal year ended December 31, 2011 and recommended to the Board that the Board ratify this action. The Company's independent registered public accounting firm has provided to the Committee a written disclosure required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the audit committee concerning independence, and the Committee discussed with the independent registered public accounting firm that firm's independence.

AUDIT COMMITTEE
Robert S. Yingling (Chair)
Marshall Cohen
Robert A. Gerard
Bruce C. Rohde

        The Board has determined that all Audit Committee members are financially literate in accordance with the NASDAQ listing standards. Messrs. Yingling and Rohde are each qualified as an audit committee financial expert within the meaning of Item 401(h) of Regulation S-K under the Exchange Act, and the Board has determined that they have accounting and related financial management expertise within the meaning of the NASDAQ listing standards.

        *      The material in this report is not "solicitation material," is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions Policy

        Under the Company's Related Party Transactions Policy (the "Policy"), no Related Party shall engage in a Related Party Transaction (in each case, as such terms are defined below) unless the Company's Audit Committee shall have previously determined, in its good faith judgment, that such transaction is in, or is not inconsistent with, the best interests of the Company. If any members of the Audit Committee shall have a direct or indirect interest in such related party transaction, then such transaction may be effected only after receiving the approval of a majority of the independent members of the Company's Board of Directors having no interest in such transaction, based on such directors'

good faith judgment that such transaction is in, or not inconsistent with, the best interests of the Company and its stockholders. Under the Policy, "Related Parties" include:

          (1)   any director or director nominee of the Company,

          (2)   any executive officer (as defined in Rule 3b-7 of the rules promulgated by the SEC under the Exchange Act) of the Company,

          (3)   any employee who is the head or in charge of a Company's subsidiary business unit,

          (4)   any stockholder that, together with its affiliates, owns in excess of ten percent of any class of outstanding voting capital stock of the Company,

          (5)   any person who is an immediate family member or spouse of an executive officer or director of the Company, or

          (6)   any entity that is owned or controlled by someone listed in paragraph (1), (2), (3), (4) or (5) above, or an entity in which someone listed in paragraph (1), (2), (3), (4) or (5) above has a substantial ownership interest or control of such entity.

        A "Related Party Transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company or any of its controlled subsidiaries is or will be a participant and in which any Related Party has or will have a direct or indirect interest, other than:

  •
  transactions available to all employees of the Company generally,

  •
  transactions involving less than $75,000 when aggregated with all similar transactions, or

  •
  transactions whereby the Related Party renders services to the Company in his or her capacity as an officer or director of the Company and is compensated for such services pursuant to approval of the Company's Board of Directors or an appropriate committee thereof.

        The Audit Committee may provide advance and standing approvals for types or classes of Related Party Transactions, subject to such conditions or qualifications as it may determine. Any such approval may be withdrawn at any time, but such withdrawal shall not affect the authorized status of prior Related Party Transactions affected under the standing approval prior to its withdrawal.

        Each of the referenced transactions below that require approval or ratification by the Audit Committee pursuant to the Policy have been so approved or ratified.

Related Party Transactions

        Services Rendered to MatlinPatterson.    From time to time, Gleacher Securities provides brokerage services to MatlinPatterson, one of our principal stockholders, or its affiliated entities, which services are provided by Gleacher in the ordinary course of its business. In 2010, MatlinPatterson paid $0.1 million to Gleacher for such services.

        From time to time Gleacher Securities also provides investment banking services to MatlinPatterson or its affiliated entities, which services are provided by Gleacher Securities in the ordinary course of its business. In 2010, Gleacher Securities earned $1.9 million from MatlinPatterson Global Advisers LLC for such services.

        Gleacher Matters.    In connection with the Gleacher transaction, pursuant to which we acquired Gleacher Partners, Inc. in June 2009, Mr. Gleacher became our Chairman and a senior member of our Investment Banking Division and entered into an employment agreement with us. Mr. Gleacher's employment arrangements and the compensation paid to him for 2010 are described under the heading "Compensation of Executive Officers." In addition, we entered into a registration rights agreement in which we agreed to register, subject to a variety of terms and conditions, the future offer and sale of our shares of common stock issued to Mr. Gleacher in the transaction. We also entered into a Trade Name and Trademark Agreement, pursuant to which we obtained the right to use the "Gleacher" name in specified areas at no additional cost. On October 29, 2010, former stockholders in Gleacher Partners, Inc. forfeited 308,701 shares of Company common stock to the Company, at a value of $2.22 per share or $685,316.22 in the aggregate, in satisfaction of certain tax claims arising as a result of the indemnification obligations of such holders under the merger agreement entered into in connection with the Gleacher transaction. Of those shares, Mr. Gleacher, our Chairman, forfeited 148,290 shares of Company common stock to the Company, at a value of $2.22 per share or $329,203.80 in the aggregate. Also at the closing, our Chairman's son-in-law, Mr. Kenneth Ryan, became an employee of our Investment Banking Division, with a three-year employment agreement and a base salary of $350,000. Mr. Ryan was also awarded a bonus of $500,000, payable in equity granted in February 2011.

FORWARD-LOOKING STATEMENTS

        This report contains "forward-looking statements." These statements are not historical facts but instead represent the Company's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. The Company's forward-looking statements are subject to various risks and uncertainties, including the conditions of the securities markets, generally, and acceptance of the Company's services within those markets and other risks and factors identified from time to time in the Company's filings with the SEC. It is possible that the Company's actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in its forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake to update any of its forward-looking statements.

 OTHER MATTERS

        At the date of this Proxy Statement, the Company has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should come before the Annual Meeting, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote the shares that they represent.

        PLEASE NOTE THAT UPON WRITTEN REQUEST, THE COMPANY WILL PROVIDE TO EACH STOCKHOLDER, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2010. REQUESTS SHOULD BE DIRECTED TO GLEACHER & COMPANY, INC., 1290 AVENUE OF THE AMERICAS, NEW YORK, NY 10104, ATTN: CORPORATE SECRETARY.

        You are urged to sign and to return your Proxy and promptly in the enclosed return envelope to make certain your shares will be voted at the Annual Meeting.

By Order of the Board of Directors

Patricia A. Arciero-Craig
Secretary

New York, New York
April 25, 2011

1 14475 COMMENTS: GLEACHER & COMPANY, INC. 1290 AVENUE OF THE AMERICAS NEW YORK, NEW YORK 10104 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Eric J. Gleacher and Patricia A. Arciero-Craig, and each of them, as proxies, with full power of substitution, are hereby authorized to represent and to vote, as designated on the reverse side, all common stock of Gleacher & Company, Inc. held of record by the undersigned on April 7, 2011 at the Annual Meeting of Stockholders to be held at 9:00 A.M. (EDT) on Thursday, May 19, 2011 at 1290 Avenue of the Americas, New York, NY 10104, or at any adjournment thereof. IN THEIR DISCRETION, THE ABOVE-NAMED PROXIES ARE AUTHORIZED TO VOTE ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1, FOR PROPOSAL 2 AND PROPOSAL 4 AND FOR A FREQUENCY OF "1 YEAR" IN PROPOSAL 3. (Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF GLEACHER & COMPANY, INC. May 19, 2011 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=02309 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of nine (9) individuals to the Board of Directors for a term of one year: O Eric J. Gleacher O Henry S. Bienen O Marshall Cohen O Robert A. Gerard O Thomas J. Hughes O Mark R. Patterson O Christopher R. Pechock O Bruce Rohde O Robert S. Yingling 2. Advisory vote to approve the compensation of our named executive officers. 3. Advisory vote on the frequency of holding future advisory votes on executive compensation. 4. Proposed ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposal 2 and Proposal 4 and for a frequency of "1 YEAR" in Proposal 3. TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSAL 2 AND PROPOSAL 4 AND FOR "1 YEAR" ON PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. --------------- ---------------- 20930403000000000000 9 051911 FOR AGAINST ABSTAIN 2 years 3 years ABSTAIN 1 year

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of nine (9) individuals to the Board of Directors for a term of one year: O Eric J. Gleacher O Henry S. Bienen O Marshall Cohen O Robert A. Gerard O Thomas J. Hughes O Mark R. Patterson O Christopher R. Pechock O Bruce Rohde O Robert S. Yingling 2. Advisory vote to approve the compensation of our named executive officers. 3. Advisory vote on the frequency of holding future advisory votes on executive compensation. 4. Proposed ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposal 2 and Proposal 4 and for a frequency of "1 YEAR" in Proposal 3. TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: ANNUAL MEETING OF STOCKHOLDERS OF GLEACHER & COMPANY, INC. May 19, 2011 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EDT the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSAL 2 AND PROPOSAL 4 AND FOR "1 YEAR" ON PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 20930403000000000000 9 051911 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=02309 FOR AGAINST ABSTAIN 2 years 3 years ABSTAIN 1 year